UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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National Western Life Insurance Company

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National Western Life Insurance Company
850 East Anderson Lane
Austin, Texas 78752-1602
(512) 836-1010

May 6, 2011
To Our Stockholders:

We cordially invite you to attend the 2011 Annual Meeting of Stockholders of National Western Life Insurance Company to be held on Friday, June 17, 2011 at 8:30 a.m., local time, at the offices of National Western Life Insurance Company at 850 East Anderson Lane, Austin, Texas  78752-1602.  We have enclosed a Notice of Annual Meeting of Stockholders, proxy statement, and form of proxy with this letter.

We encourage you to read the Notice of Annual Meeting of Stockholders and proxy statement so that you may be informed about the business to come before the meeting.  Your participation in our business is important, regardless of the number of shares you own.

We look forward to seeing you on June 17, 2011.

Sincerely,

/S/ Robert L. Moody
Robert L. Moody
Chairman of the Board
and Chief Executive Officer

National Western Life Insurance Company
850 East Anderson Lane
Austin, Texas 78752-1602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of National Western Life Insurance Company:

The 2011 Annual Meeting of Stockholders (“Annual Meeting”) of National Western Life Insurance Company (the “Company” or “National Western”) will be held on Friday, June 17, 2011 at the Company’s offices at 850 East Anderson Lane, Austin, Texas  78752-1602 at 8:30 a.m. local time for the following purposes:

1. To elect nine nominees for election to the board of directors, who shall hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed;
2. To approve the Amended and Restated 2008 Incentive Plan;
3. To ratify the appointment of the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;
4. To consider and act upon, by a non-binding advisory vote, a resolution to approve the compensation of our named executive officers;
5. To conduct a non-binding advisory vote on the frequency for future advisory votes to approve executive compensation; and
6. To transact other business that may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

These items are fully described in the proxy statement, which is part of this notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of the proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2010, are available at www.nationalwesternlife.com or may be viewed at the United States Securities and Exchange Commission (“SEC”) Public Reference Room in Washington, D.C. or at the SEC’s Internet site at www.sec.gov.

The Company has not received notice of other matters that may be properly presented at the Annual Meeting.

The Board of Directors of the Company has fixed the close of business on April 20, 2011 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.  A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Company at 850 East Anderson Lane, Austin, Texas 78752-1602 for ten (10) days prior to the Annual Meeting.  If you would like to view the stockholder list, please call the Company Secretary at (512) 836-1010 to schedule an appointment.  The list will also be available at the Annual Meeting and may be inspected by any stockholder who is present.

Regardless of the number of shares of National Western Life Insurance Company common stock you hold, as a stockholder your vote is important and the Board of Directors of the Company strongly encourages you to exercise your right to vote.  To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors

Date: May 6, 2011	/S/ James P. Payne
James P. Payne
Senior Vice President and Secretary

IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE ANNUAL MEETING.  PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE.

National Western Life Insurance Company
850 East Anderson Lane
Austin, Texas 78752-1602
(512) 836-1010

PROXY STATEMENT FOR
2011 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of the proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2010 are available at www.nationalwesternlife.com.

This proxy statement and the accompanying proxy card are being mailed to stockholders on or about May 6, 2011 in connection with the solicitation by the Board of Directors (the “Board of Directors”) of National Western Life Insurance Company of proxies to be used at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of National Western Life Insurance Company to be held on Friday, June 17, 2011 at our offices at 850 East Anderson Lane, Austin, Texas 78752-1602 at 8:30 a.m. local time.  Our principal executive offices are located at 850 East Anderson Lane, Austin, Texas 78752-1602.  Unless the context requires otherwise, references in this proxy statement to “National Western,” “the Company,” “we,” “us,” or “our” refer to National Western Life Insurance Company.

QUORUM AND VOTING

Holders of record of our Class A common stock, par value $1.00 per share (the “Class A Stock”) and our Class B common stock, par value $1.00 per share (the “Class B Stock” and, together with the Class A Stock, the “Common Stock”), at the close of business on April 20, 2011, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.  As of April 20, 2011, there were 3,434,263 shares of Class A Stock outstanding, held by 4,212 holders of record and 200,000 shares of Class B Stock outstanding, held by two (2) holders of record.  The number of holders does not include any beneficial owners for whom shares of Common Stock may be held in “nominee” or “street” name.

Stockholders of record at the close of business on April 20, 2011 will be entitled to vote at the Annual Meeting.  Each stockholder is entitled to one vote per share held by such holder on all matters coming before the Annual Meeting, except as otherwise described below.

Article 4 of the Amended and Restated Articles of Incorporation of the Company provides that the Class A stockholders have the exclusive right to elect one-third (1/3) of the members of the Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders have the exclusive right to elect the remaining members of the Board of Directors.  In view of Robert L. Moody’s ownership, as of April 20, 2011, of more than 99% of the Class B Stock outstanding, as well as Mr. Moody’s ownership of 33.75% of the Class A Stock outstanding (see Stock Ownership table below), Mr. Moody holds the voting power to elect a majority of the Board of Directors.  The Company is considered to be a controlled company and Mr. Moody is the controlling stockholder.

The presence, in person or by proxy, of the holders of one-half (1/2) of the total of each of the Class A Stock and the Class B Stock will constitute a quorum at the Annual Meeting.  If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time without further notice, other than announcement at the Annual Meeting, until a quorum is present.  At such reconvened Annual Meeting at which a quorum is present, any business may be transacted as originally noticed.  Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority to vote on a matter, and has not received instructions from the beneficial owner) are counted as present in determining whether the quorum requirement is met.

Our Amended and Restated Bylaws require the affirmative vote of a majority of the votes cast for all matters to be determined at the Annual Meeting, other than the election of directors, including Proposal Two to approve the Amended and Restated 2008 Incentive Plan, Proposal Three to ratify the appointment of KPMG LLP as our independent registered public accounting firm, and Proposal Four, a non-binding advisory vote, to consider the compensation of our named executive officers.  For Proposal Five, a non-binding advisory vote on the frequency of future advisory votes to approve executive compensation, the option of one year, two years or three years that receives the greatest number of votes at the Annual Meeting will be the frequency recommended by stockholders for the advisory vote on the compensation of our named executive officers.  On these matters, abstentions and broker non-votes will be treated as unvoted for purposes of determining approval of the proposals and will have neither the effect of a vote for or vote against the proposals.

The Inspector of Elections for the Annual Meeting will be James P. Payne, our Senior Vice President - Secretary, and he will tabulate the votes.  We will announce preliminary voting results at the Annual Meeting.  The final official voting results from the Annual Meeting will be disclosed in an 8-K to be filed within four business days after the meeting.

You may vote your proxy by Internet, telephone, or mail, as explained below.  Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Daylight Savings Time, on June 16, 2011.  Voting your proxy does not limit your right to vote in person should you decide to attend the Annual Meeting.  The law of Colorado, under which National Western is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections of the Annual Meeting can determine that such electronically transmitted proxy was authorized by the stockholder.  If your shares are held in the name of a broker, bank, or other holder of record, you will be provided voting instructions from the holder of record. If you vote by Internet or telephone, please do not mail the enclosed proxy card.

● Internet.  Access the Internet voting site at www.continentalstock.com.  Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site.  Please note that stockholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees.

● Telephone.  Dial toll free 1 (866) 894-0537 from any touch-tone telephone.  Follow the voice prompts and be sure to have the control number listed on your proxy card available when you call.

● Mail. Simply mark, sign, date, and return the proxy card to Continental Stock Transfer & Trust Company.  A postage-prepaid envelope has been provided for your convenience if you wish to vote your proxy by mail.

If a stockholder completes, signs, dates, and returns the proxy card, or calls the toll-free telephone number or properly uses the Internet voting procedures described on the proxy card by 7:00 p.m., Eastern Daylight Savings Time, on June 16, 2011, his, her, or its shares will be voted at the Annual Meeting in accordance with his, her, or its instructions.  If a stockholder returns a proxy card unsigned, his, her, or its vote cannot be counted.  If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the Board of Directors’ recommendations, as follows:

● FOR the election of each of the nominees to the Board of Directors to hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed; and

● FOR the approval of the Amended and Restated 2008 Incentive Plan; and

● FOR the ratification of the appointment of the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and~~.~~

● FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

● FOR the approval, on a non-binding advisory basis, of the frequency of every three years for future advisory votes to approve executive compensation.

In addition, if any other matters come before the Annual Meeting, James P. Payne, our Senior Vice President -Secretary, the named proxy, has discretionary authority to vote on those matters in accordance with his best judgment.  The Board of Directors is not currently aware of any other matters that may come before the Annual Meeting.

REVOCABILITY OF PROXY

The form of proxy card enclosed is for use at the Annual Meeting if a stockholder will be unable to attend in person.  The proxy (whether submitted by mail, telephone, or Internet) may be revoked by a stockholder at any time before it is exercised on the date of the Annual Meeting by:

● executing and delivering a written notice of revocation to the Secretary of National Western at our principal executive offices;

● submitting a later-dated proxy by Internet in the manner specified above, by telephone in the manner specified above, or in writing to the Secretary of National Western at our principal executive offices; or

● attending and voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of National Western before the proxy is exercised or unless the stockholder votes his or her shares in person at the Annual Meeting.  Street name holders that vote by proxy may revoke their proxies by informing the holder of record in accordance with that entity’s procedures.

SOLICITATION

This solicitation is made on behalf of the Board of Directors.  The cost of preparing, assembling, printing, and mailing the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed proxy card, and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokerage firms and other custodians, nominees, and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons.  The solicitation will be made initially by mail.  Our Board of Directors may later decide to make further solicitations by mail, telephone, telex, facsimile, or personal calls by our directors, officers, and employees. We will not pay additional compensation to our directors, officers, and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The information provided below sets forth certain information as of April 20, 2011, regarding (i) the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s Class A Stock or Class B Stock; (ii) the ownership interest of each director of the Company; (iii) the ownership interest of the named executive officers of the Company; (iv) the ownership interest of officers and directors of the Company as a group; and (iv) the total number of stock options outstanding for all such persons and entities.  Insofar as is known to the Company, each such person, entity, or group has sole voting and investment power with respect to all such shares of Class A Stock and Class B Stock, except as may otherwise be noted.

For purposes of the tables below, the amounts and percentages of Class A Stock and Class B Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants.  Beneficial ownership also includes securities that are the subject of a voting trust, proxy, power of attorney, or other similar agreement.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Owners of More Than 5% of Our Common Stock or Preferred Stock

Based solely upon filings made with the SEC, the following persons are the only persons known by us to own beneficially more than 5% of the outstanding shares of Class A Stock or Class B Stock as of April 20, 2011.  Percent of class is calculated based on 3,434,263 shares of Class A Common Stock and 200,000 shares of Class B Common Stock outstanding as of April 20, 2011.

Name and Address	Title	Amount and Nature	Percent
of	of	of	Of
Beneficial Owners	Class	Beneficial Ownership	Class

Robert L. Moody(1)	Class A Common	1,181,996(1)	34.42%
2302 Post Office Street, Suite 702	Class B Common	198,074	99.04%
Galveston, Texas

Third Avenue Management, LLC (2)	Class A Common	271,434	7.90%
622 Third Avenue
New York, New York

 (1) Robert L. Moody of Galveston, Texas, is Chairman of the Board of Directors and Chief Executive Officer of the Company.  Mr. Moody is the controlling stockholder of the Company, and he holds the voting power to elect more than a majority of the members of the Board of Directors.  Of the shares listed as owned, 22,900 shares are issuable upon the exercise of stock options that are either currently exercisable or that will become exercisable within 60 days of April 20, 2011.

(2) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011, Third Avenue Management, LLC, reports that it has sole voting and dispositive power with respect to 271,434 Class A shares.

Directors and Executive Officers

Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.  The address of all directors and executive officers in this table is c/o National Western Life Insurance Company, 850 East Anderson, Austin, Texas 78752-1602.  Ownership amounts are as of April 20, 2011.    Percent of class is calculated based on 3,434,263 shares of Class A Common Stock and 200,000 shares of Class B Common Stock outstanding as of April 20, 2011.

			Percent
Directors	Title	Amount and Nature of	of
and Officers	of Class	Beneficial Ownership†	Class

Directors and Named Executive Officers:
Robert L. Moody	Class A Common	1,181,996.0	34.42
	Class B Common	198,074.0	99.04

Ross R. Moody	Class A Common	20,146.0	+
	Class A Common*	625.0	+
	Class B Common*	481.5	+

Charles D. Milos	Class A Common	10,428.0	+

Directors:
Stephen E. Glasgow	Class A Common	650.0	+

E. Douglas McLeod	Class A Common	3,183.0	+

Frances A. Moody-Dahlberg	Class A Common	3,250.0	+
	Class A Common*	625.0	+
	Class B Common*	481.5	+

Russell S. Moody	Class A Common	3,250.0	+
	Class A Common*	625.0	+
	Class B Common*	481.5	+

Louis E. Pauls, Jr.	Class A Common	2,810.0	+

E. J. Pederson	Class A Common	1,500.0	+

Named Executive Officers:
Scott E. Arendale	Class A Common	800.0	-

Brian M. Pribyl	Class A Common	1,400.0	-

Directors and Executive	Class A Common	1,231,288.0	35.85
Officers as a Group	Class B Common	199,518.5	99.76
(12 Persons)

* Shares are owned indirectly through the Three R Trusts.  The Three R Trusts are four Texas trusts for the benefit of the children of Mr. Robert L. Moody (Robert L. Moody, Jr., Ross R, Moody, Russell S. Moody, and Frances A. Moody-Dahlberg).  The Three R Trusts own a total of 2,500 shares of Class A Stock and 1,926 shares of Class B Stock.

+ Indicates ownership of less than one percent of the class.

† Class A Common includes the below noted number of shares that are issuable upon the exercise of stock options that are either currently exercisable or that will become exercisable within 60 days of April 20, 2011.

Robert L. Moody – 22,900
Ross R. Moody – 12,504
Charles D. Milos – 4,600
Stephen E. Glasgow – 600
E. Douglas McLeod – 1,400
Frances A. Moody-Dahlberg – 1,400
Russell S. Moody – 1,400
Louis E. Pauls, Jr. – 2,400
E.J. Pederson – 1,400
Scott E. Arendale – 800
Brian M. Pribyl – 1,400

PROPOSAL 1:   ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall consist of a minimum of seven (7) directors and a maximum of twenty-seven (27) directors.  The Board of Directors currently consists of nine (9) members.  A Board of Directors composed of nine (9) persons is recommended by the Board of Directors to be elected at the 2011 Annual Meeting to serve until the next Annual Meeting of Stockholders, or until their successors have been duly elected and qualified.  Article 4 of the Amended and Restated Articles of Incorporation of the Company provides that the Class A stockholders shall have the exclusive right to elect one-third (1/3) of the Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders shall have the exclusive right to elect the remaining members of the Board of Directors.  Accordingly, the Board of Directors recommends the election of three (3) Class A and six (6) Class B nominees indicated below.  The plurality of each class of stock voting separately will be necessary to elect the directors of that particular class.  It is the intention of the persons named in the enclosed proxy to vote for the nominees of the particular class, unless the proxy has been marked to withhold authority to vote for the nominees.  The Amended and Restated Bylaws of the Company do not permit cumulative voting for directors.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote FOR the election of each of the nine persons named in this proxy statement as nominees for director for a one-year term expiring at the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation, or removal.

Nominees for the Board of Directors

Our nominees for the election of directors include three independent directors, as defined by the NASDAQ Listing Rules, and three members of our senior management.  The names of the nominees for election as a director to serve until the 2012 Annual Meeting of Stockholders, or until their earlier resignation or removal, and certain additional information with respect to each of them, are set forth below.  The nominees have consented to be named in this proxy statement and to serve as directors, if elected.  Except as indicated in “Relationships among Directors and Executive Officers” below, there are no family relationships among any of our executive officers or the director nominees.

If, at the time of or prior to the Annual Meeting, any of the nominees is unable or declines to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board of Directors.  If the proxy has been marked to withhold authority to vote for the nominees, the proxy will not then be voted either for or against such substitute nominees.  The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

	Principal Occupation During Last Five			Director
Name of Director	Years and Directorships	Class	Age	Since

Robert L. Moody	Chairman of the Board and Chief	Class A	75	1963
(1) (3)	Executive Officer of the Company

Stephen E. Glasgow	Partner, G-2 Development, L.P.	Class A	48	2004
(2) (4)	Austin, Texas

E. J. Pederson	Management Consultant	Class A	63	1992
(2) (4)	Former Executive Vice President,
	The University of Texas
	Medical Branch, Galveston, Texas

Ross R. Moody	President and Chief Operating Officer	Class B	48	1981
(1) (3)	of the Company

E. Douglas McLeod	Director of Development, The Moody	Class B	69	1979
	Foundation, Galveston, Texas

Charles D. Milos	Senior Vice President of the Company	Class B	65	1981
(1) (3)

Frances A. Moody-Dahlberg	Executive Director,	Class B	41	1990
	The Moody Foundation,
	Dallas, Texas

Russell S. Moody	Investments, League City, Texas	Class B	49	1988

Louis E. Pauls, Jr.	President, Louis Pauls & Company;	Class B	75	1971
(2) (4)	Investments, Galveston, Texas

(1) Member of Executive Committee.

(2) Member of Audit Committee.

(3) Member of Investment Committee.

(4) Member of Compensation and Stock Option Committee.

There are no arrangements or understandings pursuant to which any director was elected.  All directors hold office for a term of one year or until their successors are elected and qualified.

ROBERT L. MOODY
Chairman of the Board & Chief Executive Officer from 1963-1968, 1971-1980, and 1981-Present; Chief Executive Officer of American National Insurance Company since 1991 and Chairman of the Board since 1982; Director of American National Insurance Company since 1960; Chairman of the Board, Chief Executive Officer, and Director of Moody National Bank (banking services); and Trustee of The Moody Foundation (charitable and educational foundation) since 1955.  Mr. Moody’s tenure as Chief Executive Officer affords him extensive insight into the Company’s operations and qualifies him to serve as Chairman of our Board of Directors.

ROSS R. MOODY
President and COO since 1992; Director, Officer, and/or Manager of various Company subsidiaries; Trustee of The Moody Foundation (charitable and educational foundation); and Director of the following indirect subsidiaries of American National Insurance Company (American National Property and Casualty Company, American National General Insurance Company, ANPAC Louisiana Insurance Company, Pacific Property and Casualty Company, Farm Family Holdings, Inc., Farm Family Life Insurance Company, United Farm Family Insurance Company, Farm Family Casualty Insurance Company, and American National County Mutual Insurance Company).  Mr. Moody’s prior experience as our President and Chief Operations Officer provides him with significant insight into our operations and qualifies him to serve as a member of our Board of Directors.

STEPHEN E. GLASGOW
Managing Partner of Texas GSA Holdings, LP, G-2 Development, LP, and RAM Investments, real estate development and investment companies, since 2006, 2003, and 1990, respectively.  Mr. Glasgow has developed and built a variety of different projects, including residential subdivisions, single and multi-family products, commercial office buildings, retail centers, and government properties.  Mr. Glasgow’s independence, experience, and financial acumen qualify him to serve as a member of our Board of Directors.

E. DOUGLAS McLEOD
Director of Development of The Moody Foundation (charitable and educational foundation) since 1982; Chairman and Director of Moody Gardens, Inc. (charitable corporation); Attorney; Director of ANREM Corporation (American National Insurance Company subsidiary real estate management corporation); Director of American National County Mutual Insurance Company; and Director of ANH2O, Inc. (American National Insurance Company subsidiary real estate management and development corporation).  Mr. McLeod’s significant directorships and experience as an attorney provide him with the capabilities to manage the Company’s operations and qualify him to serve as a member of our Board of Directors.

CHARLES D. MILOS
Senior Vice President – Mortgage Loans and Real Estate since 1983; Director, officer, and/or manager of various Company subsidiaries; and President of Regent Care Management and Regent Care Management Services since 2005.  Mr. Milos was Vice President of Seal Fleet, Inc. from 1981-1983 and an Investment Analyst for National Western Life Insurance Company from 1976-1981.  Mr. Milos’ considerable experience as a senior officer of the Company, along with his understanding of its operations, qualifies him to serve as a member of our Board of Directors.

FRANCES ANNE MOODY-DAHLBERG
Executive Director of The Moody Foundation (charitable and educational foundation) since January 1998; Coordinator, Charitable Requests for the Company since March 15, 2010; a Trustee of The Moody Foundation since February 2004; Director of American National Insurance Company since 1987; Past Director of Gal-Tex Hotel Corporation (hotel management corporation) from March 2000 to December 2003; and past Director of The Moody Endowment (charitable corporation) from 1991 to February 2004.  Mrs. Moody-Dahlberg’s significant director experience affords her with the qualities necessary to serve as a member of our Board of Directors.

RUSSELL S. MOODY
Investments, League City, Texas; Director of American National Insurance Company, since 1986; and past Director of Gal-Tex Hotel Corporation (hotel management company) from March 2000 to December 2003.  Mr. Moody’s longstanding directorships provide him with the experience and understanding to qualify him to serve as a member of our Board of Directors.

LOUIS E. PAULS, Jr.
Owner and President of Louis Pauls & Co., a municipal bond and investment firm, since 1958.  Mr. Paul’s longstanding business knowledge and experience directing the management of our Company qualifies him to serve as a member of the Board of Directors.

E. J. PEDERSON
Management consultant since January 2007; Executive Vice President, The University of Texas Medical Branch, Galveston from 1986-2007; Vice President Business Affairs of the University of Texas at San Antonio from 1984-1986; and Vice President Business Affairs of the University of Texas at Dallas from 1980-1984.  Mr. Pederson’s combination of independence, financial expertise, and experience qualify him to serve as a member of our Board of Directors.

The Board of Directors recommends that you vote “FOR” the election of the nominees for director to serve until the 2012 Annual Meeting of Stockholders.  All proxies executed and returned will be voted “FOR” the nominees unless the proxy specifies otherwise.

EXECUTIVE OFFICERS

The following persons are our executive officers, serving at the discretion of the Board of Directors, as of April 20, 2011.  Except as set forth below, there are no family relationships among any of our executive officers or nominees for director.

Name	Age	Position Held

Robert L. Moody	75	Chairman of the Board and Chief Executive Officer (1963-1968, 1971-1980, 1981), Director

Ross R. Moody	48	President and Chief Operating Officer (1992), Director

Scott E. Arendale	66	Senior Vice President - International Marketing (2006)

Paul D. Facey	59	Senior Vice President - Chief Actuary (1992)

Michael P. Hydanus	59	Senior Vice President - Chief Administrative Officer (2008)

S. Christopher Johnson	42	Senior Vice President - Chief Marketing Officer (2006)

Charles D. Milos	65	Senior Vice President - Mortgage Loans and Real Estate (1990), Director

James P. Payne	66	Senior Vice President - Secretary (1998)

Brian M. Pribyl	52	Senior Vice President - Chief Financial Officer and Treasurer (2001)

Patricia L. Scheuer	59	Senior Vice President - Chief Investment Officer (1992)

Thomas F. Kopetic	51	Vice President - Controller and Assistant Treasurer (2010)

The biographies for Robert L. Moody, our Chairman of the Board and Chief Executive Officer, Ross R. Moody, our President and Chief Operating Officer, and Charles D. Milos our Senior Vice President – Mortgage Loans and Real Estate, are listed above under the heading “Nominees for the Board of Directors.”

All of our executive officers listed above have served in various executive capacities with the Company for more than five years, except as described below.

There are no arrangements or understandings pursuant to which any officer was elected. All officers hold office for a term of one year or until their successors are elected and qualified, unless otherwise specified by the Board of Directors.

SCOTT E. ARENDALE
Mr. Arendale has been Senior Vice President – International Marketing since June 2006.  Mr. Arendale was an Assistant Vice President and Vice President with National Western from July 1993 through June 2006, General Manager of International SOS Asst. from October 1992 to June 1993, and a Manager and Division Manager for Seguros Pan American from January 1971 to October 1992.

PAUL D. FACEY
Mr. Facey has been Senior Vice President & Chief Actuary since March 1992.  Mr. Facey was Director of Actuarial Services for Variable Annuity Life Insurance Company from June 1987 to March 1992, Assistant Vice President of Marketing and Actuarial Services for Gerling Global Life Insurance Company from April 1985 to June 1987, and was with Northern Life Assurance Company from June 1973 to March 1985.

MICHAEL P. HYDANUS
Mr. Hydanus has been Senior Vice President – Chief Administrative Officer since July 2009.  Mr. Hydanus was Senior Vice President – Chief Information Officer from September 2008 to July 2009.  Mr. Hydanus was previously with Financial Industries Corporation (Austin, TX) serving as Chief Operations Officer from 2005 to 2007 and Interim President and Chief Executive Officer from early 2007 to the sale of the company in 2008.  Prior to that Mr. Hydanus operated Sage Consulting Group (California and Tennessee) from 2001 to 2005, and in his earlier career, 1980-2001, he held various senior management positions at MetLife, Baltimore Life, Columbian Financial Group, Delta Life & Annuity, and National Guardian Life.

S. CHRISTOPHER JOHNSON
Mr. Johnson has been Senior Vice President – Chief Marketing Officer since 2006.  Mr. Johnson was Senior Regional Vice President of Allstate - Lincoln Benefit Life from 1999 to 2006; Senior Sales Representative with Mutual of Omaha from 1998 to 1999; Field Sales Manager of Financial Brokerage from 1995 to 1998; Agent/Consultant with Financial Facts & Services from 1994 to 1995; and Branch Manager of Hooper Holmes/Portamedic from 1993 to 1994.

JAMES P. PAYNE
Mr. Payne has been Senior Vice President - Secretary since 1998.  Mr. Payne was Vice President – Secretary of the Company from October 1994 to 1998, was self employed from July 1993 to October 1994, Vice President of Government Relations for United American Insurance Company from February 1991 to July 1993, President and CEO of Great Republic Insurance Company from July 1990 to February 1991, Vice President, Secretary, and General Counsel of Reserve Live Insurance Company from February 1983 to July 1990, and employed by Lone Star Life Insurance Company from February 1975-February 1983 where he ultimately served as Vice President, Secretary, and General Counsel .

BRIAN M. PRIBYL
Mr. Pribyl has been Senior Vice President – Chief Financial Officer and Treasurer since 2001.  Mr. Pribyl was an Executive Vice President – Chief Financial Officer, Treasurer and Secretary for Interstate Assurance Company from July 1990 to April 2001, and an Audit Manager for Price Waterhouse from 1983 to 1990.

PATRICIA L. SCHEUER
Ms. Scheuer has been Senior Vice President & Chief Investment Officer since 1992.  She was a Fixed Income Manager for Texas Permanent School Fund from February 1988-August 1992, a Sr. Financial Analyst for Public Utility Commission of Texas from December 1984 to February 1988, and a Management Consultant for Deloitte Haskins & Sells from July 1983 to November 1984.

THOMAS F. KOPETIC
Mr. Kopetic has been Vice President – Controller and Assistant Treasurer since June 2010.  Mr. Kopetic was an independent financial consultant from July 2009 – May 2010; Vice President, Chief Financial Officer & Treasurer of Citizens, Inc. from 2006-2009; Assistant Vice President & Controller for Great American Financial Resources, Inc. from 2003-2006; Manager of Financial Planning & Analysis for Unitrin Property & Casualty Insurance Group from 1998-2003; and Financial Reporting Manager for the Insurance Division of J.C. Penney Company, Inc., from 1989-1998.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth in the following paragraphs, we are not aware of any transactions since the beginning of 2010 or any currently proposed transaction between us or our subsidiaries and any member of the Board of Directors, any of our executive officers, any security holder who is known to us to own of record or beneficially more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and in which any of the foregoing persons had, or will have, a direct or indirect material interest.  Except as otherwise noted and as applicable, we believe that each transaction described below is, or was, as the case may be, on terms at least as favorable to us as we would expect to negotiate with an unaffiliated party.

Relationships among Directors and Executive Officers

Ross R. Moody of Austin, Texas, the President and Chief Operating Officer and a director of the Company, is the son of Robert L. Moody and the brother of Russell S. Moody and Frances A. Moody-Dahlberg.  Frances A. Moody-Dahlberg of Dallas, Texas, an employee and director of the Company, is the daughter of Robert L. Moody and the sister of Ross R. Moody and Russell S. Moody.  E. Douglas McLeod of Galveston, Texas, a director of the Company, is the brother-in-law of Robert L. Moody.  Russell S. Moody of League City, Texas, a director of the Company, is the son of Robert L. Moody and the brother of Ross R. Moody and Frances A. Moody-Dahlberg.

Please read “Compensation Discussion and Analysis” below for information regarding the payments and awards we made to each of the individuals during 2010.

Transactions with Related Persons, Promoters and Certain Control Persons

Robert L. Moody, Jr. (“Mr. Moody, Jr.”) is the son of Robert L. Moody, the Company’s Chairman and Chief Executive Officer, and is the brother of Ross R. Moody, the Company's President and Chief Operating Officer, and of Russell S. Moody and Frances A. Moody-Dahlberg who serve as directors of National Western.

Mr. Moody, Jr. wholly owns an insurance marketing organization that maintains agency contracts with National Western pursuant to which agency commissions are paid in accordance with the Company's standard commission schedules. Mr. Moody, Jr. also maintains an independent agent contract with National Western for policies personally sold under which commissions are paid in accordance with standard commission schedules.  In 2010, commissions paid under these agency contracts aggregated approximately $403,000.  In his capacity as an insurance marketing organization with the Company, Mr. Moody, Jr. also received marketing consulting fees of $48,000 and use of a Company vehicle valued at $7,000 in 2010.

Mr. Moody, Jr. further serves as the agent of record for several of the Company’s benefit plans including the self-insured health plan.  In 2010, amounts paid to Mr. Moody, Jr. as commissions and service fees pertaining to the Company’s benefit plans approximated $74,000.

Mr. Moody, Jr. is an Advisory Director of a wholly owned subsidiary of the Company.  As an Advisory Director, Mr. Moody, Jr. did not receive director fees during 2010, but received $1,854 of Company paid guest travel to attend Company sales conferences and functions.

During 2010, management fees totaling $886,563 were paid to Regent Management Services, Limited Partnership (“RMS”) for services provided to downstream nursing home subsidiaries of National Western.  RMS is 1% owned by general partner RCC Management Services, Inc. (“RCC”), and 99% owned by limited partner, Three R Trusts.  RCC is 100% owned by the Three R Trusts.  The Three R Trusts are four Texas trusts for the benefit of the children of Robert L. Moody (Robert L. Moody, Jr., Ross R. Moody, Russell S. Moody, and Frances A. Moody-Dahlberg).  Charles D. Milos, Senior Vice President-Mortgage Loans and Real Estate, and a director of the Company, is a director and President of RCC.  Ellen C. Otte, Assistant Secretary of the Company, is a director and Secretary of RCC.

The Company holds a common stock investment totaling approximately 6.9% of the issued and outstanding shares of Moody Bancshares, Inc. at December 31, 2010.  Moody Bancshares, Inc. owns 100% of the outstanding shares of Moody Bank Holding Company, Inc., which owns approximately 98% of the outstanding shares of The Moody National Bank of Galveston (“MNB”).  The Company utilizes MNB for the Company’s general banking services and for certain bank custodian services as well as for certain administrative services with respect to the Company’s defined benefit and contribution plans.  Effective November 1, 2008, the Company entered into a 36 month sublease on one of the Company’s leased office locations for $6,000 per month with Moody National Bank. During 2009, the Company entered into a revolving credit loan agreement with MNB, pursuant to which MNB granted to the Company a revolving line of credit up to the principal amount of $40,000,000, and executed a Master Repurchase Agreement with MNB providing for the overnight investment of Company cash balances.  Robert L. Moody, the Company’s Chairman and Chief Executive Officer, serves as Chairman of the Board and Chief Executive Officer of MNB.  The ultimate controlling person of MNB is the Three R Trusts.  During 2010, fees totaling $227,455 were paid to MNB with respect to these services.

During 2010, the Company paid American National Insurance Company (“ANICO”) $119,877 in premiums for certain company sponsored benefit plans and $1,180,596 in reimbursements  for claim costs for which ANICO provides third party administrative services.  ANICO paid the Company $1,328,170 in premiums for its company sponsored benefit plans.  One of the Company's subsidiaries, NWL Financial, Inc., is considering entering into an investment management agreement with American National Registered Investment Advisor, Inc., a subsidiary of ANICO.  Robert L. Moody, the Company’s Chairman and Chief Executive Officer is also ANICO’s Chairman and Chief Executive Officer.

Review, Approval, and Ratification of Transactions with Related Persons

In accordance with the Company’s Audit Committee Charter, related party transactions must be reviewed and approved by the Audit Committee of the Board of Directors, both at inception and on an ongoing basis.  Periodic reports of potential related party transactions are brought to the attention of the Audit Committee by management and the Audit Committee reviews the information on a case by case basis to determine if any transaction is a related party transaction.  The standard of review for any related party transaction is that the transaction must be fair to the Company and the transaction must be no more favorable to the related party than a similar arm’s length transaction with a non-related party.

While the Company has not adopted written procedures for review of, or written standards for approval of, these transactions, the policies and procedures followed are evidenced by the Audit Committee Charter, memorandums, and documentation of review and approvals.

INFORMATION RELATING TO OUR BOARD OF DIRECTORS
AND CERTAIN COMMITTEES OF OUR BOARD OF DIRECTORS

The Board of Directors

Our business is managed through the oversight and direction of our Board of Directors.  The Board of Directors currently has nine members.

Meetings of the Board of Directors

During 2010, the Board of Directors held a total of nine meetings.  In addition to meetings, the Board of Directors acts by written consent from time to time.  All of the current directors that were members of the Board of Directors during 2010 attended more than 75% of the meetings.  Each such director attended more than 75% of the meetings of the committees of which he is a member that were held during 2010.

Attendance at Annual Meetings of Stockholders

We do not require our Board members to attend the annual meeting of stockholders.  However, the Board of Directors encourages each member to attend the annual meeting of stockholders.  All of the then current members of the Board of Directors attended the 2010 annual meeting of stockholders.

Board Leadership / Affirmative Determinations Regarding Director Independence

The Company is a “Controlled Company” as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement to have a majority of the members of its Board of Directors as independent directors.  The Company qualifies as a Controlled Company because more than 50% of the voting power for the election of directors is held by Mr. Robert L. Moody.

The Board of Directors does not separate the role of Chairman of the Board from the role of Chief Executive Officer (both of which are held by Mr. Robert L. Moody) because it believes that this currently provides the most efficient and effective leadership model for the Company.  The Company does not have a separate lead director.  The Board of Directors has affirmatively determined that Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson is each an “independent director” as such term is defined in NASDAQ Listing Rule 5605(a)(2).  These independent directors met in executive session on three separate occasions during 2010.

If all nominees are elected at the Annual Meeting, Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson will be the sole members of the compensation and stock option and audit committees.  The Board of Directors has also affirmatively determined that each such member of these committees satisfies the independence requirements applicable to audit and compensation committees as prescribed by the NASDAQ Listing Rules and the rules and regulations of the SEC.  Robert L. Moody, Ross R. Moody, and Charles D. Milos are not “independent directors” because they are our Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, and Senior Vice President - Mortgage Loans and Real Estate, respectively.  Frances A. Moody-Dahlberg, Russell S. Moody, and E. Douglas McLeod are not “independent directors” because they are Family Members, as defined by NASDAQ Listing Rule 5605(a)(2), of an individual who is employed by the Company as an Executive Officer.

Risk Management

Similar to other insurers, the Company is exposed to a wide spectrum of financial, operational, and other risks.  Effective enterprise risk management is a key concern for identifying, monitoring, measuring, communicating, and managing risks within limits and risk tolerances.  The Company’s Board of Directors and senior management are knowledgeable of and accountable for key risks.  The Board meets at least every other month and regularly hears reports from the President and Chief Operating Officer, the Chief Financial Officer, the Chief Actuary, the Chief Investment Officer, and the Chief Compliance Officer.  In addition, the Board has several committees which include the Audit Committee, the Investment Committee, and the Compensation and Stock Option Committee that regularly convene to address various aspects of risk.

The Company maintains several management groups and committees that meet regularly to monitor, discuss and manage a variety of issues and risks associated with the business.  These groups and committees include numerous areas such as regulatory compliance, financial reporting process and controls, fraud unit investigations, product spread management, and business strategy.  Key members of senior management are involved with these groups and committees providing direction and oversight and serve as a reporting liaison with the Company’s Board of Directors and sub-committees.

Committees of the Board of Directors

Our Board of Directors has the following standing, separately-designated committees: (i) an executive committee, (ii) audit committee; (iii) an investment committee, and (iv) a compensation and stock option committee.  Information regarding each of the committees is set forth below.

Executive Committee

The Company’s Executive Committee may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except where action of some or all members of the Board of Directors is required by statute, the Articles of Incorporation, the Bylaws, resolution of the Board, or the requirements of the NASDAQ Stock Market, Inc.  The Chairman of the Board serves as Chairman of the Executive Committee.  Robert L. Moody, Ross R. Moody, and Charles D. Milos are members of the Executive Committee and Robert L. Moody, as Chairman of the Board, serves as Chairman of the Executive Committee.  During 2010, the Executive Committee held six meetings.

Audit Committee

The Audit Committee of the Board of Directors consists of three non-employee directors.  Under the NASDAQ Listing Rules and federal securities laws, all of the members of the Audit Committee are independent.  The committee is primarily responsible for oversight of the Company’s financial statements and controls; assessing and ensuring the independence, qualifications, and performance of the independent auditors; approving the independent auditor’s services and fees; reviewing and approving all related party transactions; reviewing potential conflict of interest situations where appropriate; overseeing and directing internal audit activities; reviewing the Company’s financial risk assessment process and ethical, legal, and regulatory compliance programs; and reviewing and approving the annual audited financial statements for the Company before issuance.  Stephen E. Glasgow, Louis E. Pauls, Jr. and E. J. Pederson are members of the audit committee.  Louis E. Pauls, Jr. serves as Chairman of the Audit Committee.  The Audit Committee Charter is available on the Company’s website at www.nationalwesternlife.com.  During 2010, the Audit Committee held eleven meetings.

The Company has at least one person that it believes is qualified to be the Audit Committee Financial Expert.   However, the Company has not designated anyone as an Audit Committee Financial Expert at this time as the Company’s Board of Directors has concluded that the ability of the Audit Committee to perform its duties would not be impaired by the failure to designate one of the committee members as an “Audit Committee Financial Expert” if its members otherwise satisfied the NASDAQ standards and rules and regulations of the SEC.

Investment Committee

The Investment Committee of the Board of Directors is comprised of three directors (and one Company officer) and has the responsibility for oversight of the Company’s investment transactions including compliance with investment guidelines approved by the full Board of Directors.   Robert L. Moody, Ross R. Moody, Charles D. Milos, and Patricia L. Scheuer are members of the Investment Committee.  Robert L. Moody, as Chairman of the Board serves as Chairman of the Investment Committee.  The Investment Committee held eleven meetings during 2010.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee (“Compensation Committee”) consists of three independent, outside directors and the committee has oversight responsibility for the compensation programs for the Company’s named executive officers as well as all other officers.  Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson serve as members of the Compensation Committee and E. J. Pederson serves as Chairman of the Committee.   The Compensation Committee’s report on executive compensation is included under the heading “Compensation Committee Report,” below.  The Compensation Committee, which held four meetings during 2010, does not have a charter.

DIRECTOR NOMINATIONS

The Company is a “Controlled Company” as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement that its independent directors oversee the director nomination process.  Therefore, the Company’s Board of Directors in aggregate oversees the director nomination process.

In evaluating potential director candidates, the Board of Directors considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors.  The Board of Directors selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of and familiarity with our business, willingness to devote adequate attention and time to duties of the Board of Directors, and such other criteria as is deemed relevant by the Board of Directors.  The Company’s Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and skills.  The Board of Directors considers the effectiveness of this policy and the effectiveness of the Board of Directors generally in the course of nominating directors for election.

In identifying potential director candidates, the Board of Directors relies on recommendations made by current directors and officers.  In addition, the Board of Directors may engage a third party search firm to identify and recommend potential candidates.  Finally, the Board of Directors will consider candidates recommended by stockholders.

Any stockholder wishing to recommend a director candidate for consideration by the Board of Directors for the 2012 annual meeting of stockholders must provide written notice not later than January 5, 2012 to the Corporate Secretary at our principal executive offices located at 850 East Anderson Lane, Austin, Texas 78752.  Any such notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the corporation which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors.  In addition, such notice must contain (i) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such nomination, (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder, (iv) any material interest of the stockholder in such recommendation and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such stockholder’s capacity as proponent of a stockholder proposal.  Assuming that a stockholder recommendation contains the information required above, the Board of Directors will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

DIRECTOR QUALIFICATIONS

National Western Director Nominees

Each candidate for director (whether or not recommended by a stockholder) must possess at least the following minimum qualifications:

• Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

• Each candidate shall be an individual who has demonstrated integrity, honesty, and ethics in his or her professional life.

• Each candidate shall be prepared to participate fully in Board of Director activities, including active membership on at least one board committee and attendance at, and active participation in, meetings of the Board of Directors and the committees of which he or she is a member, and not have any other personal or professional commitments that would, in the Board of Directors’ sole judgment, interfere with or limit his or her ability to do so.

• Each candidate shall possess a general appreciation for the issues confronting a public company’s size and operational scope, including corporate governance concerns, the regulatory obligations of a public company, strategic business planning, competition in a global business economy, and basic concepts of corporate finance.

• Each candidate shall be free of any legal or regulatory impediment to service on the Board of Directors.

In addition, the Board of Directors also considers it desirable that candidates possess the following qualities or skills:

• Each candidate should have knowledge of insurance company regulations or of regulated industries in general, and be able to meet any specific qualifications imposed by regulators on insurance company executives and directors.

• Each candidate should contribute to the Board of Director’s overall diversity – diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics.

• Each candidate should contribute positively to the existing chemistry and collaborative culture among board members.

• Each candidate should possess strategic contacts and involvement in business and civic affairs.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors or with specified individual directors by sending a letter to our Secretary at the following address: National Western Life Insurance Company, 850 East Anderson Lane, Austin, Texas 78752-1602.

Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company’s books, of the stockholder sending such communication and (iii) the class and number of shares of the Company that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF ETHICS

The Company has adopted a Code of Ethics for all directors, officers, and employees.  This Code is intended to comply with the requirement of the Federal Securities laws and the requirements of NASDAQ.  The Code of Ethics and Conduct has been posted to the Company’s website at www.nationalwesternlife.com and is available upon request.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2010, Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson served as members of our compensation and stock option committee.  Messrs. Pauls, Glasgow, and Pederson are “independent directors” as defined in the NASDAQ listing standards.

During 2010, the following executive officers served as a Director of the Company and/or one or more of its subsidiaries as follows:

None of the Company’s executive officers serve as a member of the compensation committee of any company that has an executive officer serving on the Company’s Board of Directors.  In addition, none of the Company’s executive officers serve as a member of the board of directors of any company that has an executive officer serving as a member of the Company’s compensation and stock option committee.

(1)    Mr. Robert L. Moody, Mr. Ross R. Moody, and Mr. Charles D. Milos served as directors and also served as officers and employees of National Western Life Insurance Company.

(2)    Mr. Ross R. Moody served as an officer and director of the Company’s wholly-owned subsidiaries, The Westcap Corporation, NWL Investments, Inc., NWL Financial, Inc., NWL Services, Inc., NWLSM, Inc., Regent Care Limited Partner, Inc., and Regent Care Operations Limited Partner, Inc., served as an officer of Westcap Holdings, LLC, a limited liability company whose sole member is The Westcap Corporation, and served as a manager of Regent Care San Marcos Holdings, LLC, a limited liability company whose sole member is National Western Life Insurance Company.

(3)    Mr. Milos served as an officer and director of The Westcap Corporation, Regent Care General Partner, Inc., and Regent Care Operations General Partner, Inc., and as an officer of NWL Investments, Inc., NWL Financial, Inc., NWL Services, Inc., Regent Care Limited Partner, Inc., Regent Care Operations Limited Partner, Inc., NWLSM, Inc., and Westcap Holdings, LLC, a limited liability company whose sole member is The Westcap Corporation.  Mr. Milos served as a manager of Regent Care San Marcos A-1, LLC, Regent Care San Marcos A-2, LLC, Regent Care San Marcos B-1, LLC, and Regent Care San Marcos B-2, LLC, all of which are limited liability companies whose sole member is Regent Care San Marcos Holdings, LLC.

(4)    Mr. Robert L. Moody was an officer of NWL Services, Inc. and NWLSM, Inc.

Compensation Discussion and Analysis

Purpose

The Compensation Committee is appointed by and serves at the discretion of the Company’s Board of Directors.  The Compensation Committee consists of no fewer than three members who meet the independence requirements of the listing standards of NASDAQ.  The purpose of the Compensation Committee is to discharge the Board of Directors’ responsibilities for reviewing and establishing the compensation not just for the Chief Executive Officer, Chief Financial Officer, and the other three most highly paid executive officers, but for all of the Company’s officers. These compensation elements include base salary, annual incentive bonuses, discretionary bonuses and awards, stock option and stock appreciation right grants, and any other officer compensation arrangements.

To assist the Compensation Committee with its responsibilities, it is supported by the Company’s Human Resources, Legal, and Financial departments. The Compensation Committee may retain, and has retained, independent compensation consultants who report directly to the members of the Compensation Committee.  Meetings of the Compensation Committee are scheduled during the year with additional meetings on an as-necessary interim basis and include sessions without members of management present.  The Compensation Committee reports to the Board of Directors on its actions and recommendations.

The Compensation Committee also considers the advice of Mr. Ross R. Moody, our President and Chief Operating Officer, concerning executive officers and key employees other than himself and Mr. Robert L. Moody.  Specifically, Mr. Ross R. Moody annually reviews the performance of key employees and each executive officer other than himself and Mr. Robert L. Moody.  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee.  The Board and the Compensation Committee exercise their discretion in setting compensation or in modifying any recommended adjustments or awards to executives.

Compensation Philosophy and Objectives

The Company’s overall philosophy in setting compensation policies is to align pay with performance while at the same time providing a competitive compensation that allows the Company to retain and attract talented individuals. Within this overall philosophy, the Compensation Committee has adopted several key principles to help guide compensation decisions for executive officers:

•	Provide a competitive total compensation package so the Company can attract, retain, and motivate talented individuals;
•	Tie compensation in part to overall Company financial performance so that executives are held accountable through their compensation for the performance of the business;
•	Tie compensation in part to the Company’s stock performance through stock options and stock appreciation rights to align executives’ interests with those of the Company’s stockholders; and
•
Maintain a committee of the Board of Directors independent of senior management that may engage independent compensation consultants as needed to review and establish compensation for executive officers.

Elements of Executive Compensation

Officer compensation arrangements, including executive officers, are reviewed and approved annually by the Compensation Committee. The Compensation Committee focuses primarily on the following components in forming the total compensation package for each Company executive officer:

•	Base salary;
•	Annual cash incentive bonus based on Company performance versus predetermined targets;
•	Discretionary cash bonus based upon individual performance; and
•	Long-term incentive compensation in the form of stock options and stock appreciation rights.

The mix of executive compensation elements is based upon a philosophy of correlating a portion of executive compensation with the Company’s financial results and stock performance thus putting a segment of executive officer annual and long-term compensation at-risk. This structure provides upside potential and downside risk for senior executive positions in recognition that these roles have greater influence on the Company’s performance.  The Compensation Committee believes that these factors, together with a balance of cash and equity awards, and short-term and long-term incentives, help ensure that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Consultant; Peer Group

To ensure that compensation levels are reasonably competitive with market rates, the Compensation Committee engages independent compensation consultants from time-to-time to conduct a survey of executive compensation in a defined group of companies comparable to the Company.  The surveyed companies are selected based on similar products and product lines, comparable financial size in terms of assets and revenues, and other known competitive factors.  Elements of this process were most recently completed during calendar years 2010 and 2008.  The primary focus of the 2010 survey conducted by Frederic W. Cook & Company, Inc. was upon incentive compensation plan designs while the 2008 survey performed by Towers Perrin was upon base salaries and total compensation data for the various officer positions and levels in order to target current and future appropriate compensation levels.  The Compensation Committee’s past practice has been to generally target base salaries between the 25th and 75th percentile range of the identified peer group.

For the most recent survey, the Company engaged independent compensation consultants, Frederic W. Cook & Company, Inc., to analyze the Company’s incentive compensation programs for officers relative to other public insurance companies considered comparable.  Companies included as benchmarks for this analysis included American Equity Investment Life, Citizens Insurance Company, CNO Financial, Delphi Financial, FBL Financial Group, Kansas City Life Insurance, Lincoln National, Presidential Life, Protective Life, Stancorp Financial, and Torchmark, among others. The findings of this survey were incorporated into the Company’s various incentive compensation programs for officers for calendar year 2011.

In addition to market information, the Compensation Committee also subjectively reviews and evaluates the level of performance of the Company and of each officer.  In approving salary and incentive compensation for individuals other than the Chief Executive Officer and the President and Chief Operating Officer, the Compensation Committee considers recommendations from these two individuals concerning the other Company officers incorporating such factors as individual performance, the scope and complexity of their current responsibilities, length of time in their current positions, value of the executive’s position to the market, and difficulty of replacement of the officer.  This evaluation focuses most heavily on the base salary levels for each officer.

Annual Incentive Compensation

For executive officer positions, the Compensation Committee has determined that annual incentive bonuses are an integral part of the executive’s compensation package as the cash bonuses create a direct link between executive compensation and individual and business performance.  Consequently, there are four bonus programs in effect which are reviewed and approved annually by the Compensation Committee.  The Compensation Committee has approved incentive bonus programs for 2011 incorporating the survey results mentioned previously.  The 2010 Bonus Programs were as follows:

•	Executive Officer Bonus Program
•	Domestic Marketing Officer Bonus Program
•	International Marketing Officer Bonus Program
•	Officer Bonus Program

Executive Officer Bonus Program.  The participants in the Executive Officer Bonus Program (“Executive Bonus”) are the Chairman and Chief Executive Officer (Mr. Robert L. Moody) and the President and Chief Operating Officer (Mr. Ross R. Moody).  In order to tie the compensation under the program with the Company’s financial performance, the Executive Bonus includes metrics associated with the Company’s annual sales performance, expense management and profitability. In accordance with the program, the Compensation Committee set performance targets for each metric at various levels equating to various bonus level percentages as follows:

Financial Performance Metric	Bonus % Range*

Sales	0% to 21%
Expense Management	0% to 20%
Profitability	0% to 30%

*Max aggregate bonus is 50% of the participant’s base salary.

The sum of the achieved bonus percentages for each metric, subject to a maximum aggregate percentage of 50%, is applied to the base salary approved by the Compensation Committee for each participant to determine the earned bonus amount.  The profitability metric is based upon the Company’s audited financial statements for the year. Bonus awards are generally paid in the year following the annual financial performance concurrent with the completion of the Company’s audit of the year-end financial statements and approval of the award amounts by the Compensation Committee. Accordingly, the Executive Bonus payments made in 2010 were based upon the results achieved for 2009 financial performance metrics established by the Compensation Committee and the Executive Bonus payments earned based on 2010 financial performance were paid on March 3, 2011.  The bonus percentage achieved under the program was 33% in both 2010 and 2009, respectively.  The 2010 bonus percentage achieved was comprised of 13% for Sales, 20% for Expense Management, and 0% for Profitability as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

Annuity Sales	$720.0 million	$1,431.3 million	7.00%
International Life Sales	$27.4 million	$31.7 million	6.00%
Domestic Life Sales	$4.5 million	$2.3 million	0.00%
Total Sales Metric			13.00%
Expense Management	57% ratio	41% ratio	20.00%
Profitability	9.5% ROE	6.3% ROE	0.00%
Total Bonus Percentage			33.00%

For information regarding awards made in 2010 to our Named Executive Officers, see the Summary Compensation Table on page 29.

Domestic Marketing Officer Bonus Program.  Participants in the Domestic Marketing Officer Bonus Program (“Domestic Bonus”) are all domestic marketing officers including assistant vice presidents, vice presidents, and the senior vice president (Mr. S. Christopher Johnson).  As these individuals are most able to influence the outcome of the Company’s financial performance in terms of sales, the program is heavily weighted toward this metric.  The measures associated with this program include the Company’s annual sales performance, persistency of policies sold, and expense management.  These measures were incorporated into the program to award not only the amount of sales but the quality of sales and the management of the costs incurred to acquire the business sold.  Unlike the Executive Bonus, the Domestic Bonus metrics assume a targeted level of performance or “par” level to which the Compensation Committee assigned a targeted bonus percentage in order to reflect a disproportionate weighting of the potential bonus award toward the sales metric.  If the targeted par level for each metric is attained, the sum of the metrics is equal to a bonus percentage of 100% which is applied to the average weighted base salary of each vice president and senior vice president participant while one-half, or 50%, is applied to the average weighted base salary of each assistant vice president participant as approved by the Compensation Committee.  The performance metrics set by the Compensation Committee equating to various bonus level percentages under the program are as follows:

Financial Performance Metric	Par Bonus Level	Bonus % Range

Sales	75%	0% to no limit
Persistency	15%	0% to 30%
Expense Management	10%	0% to 22.5%

The Domestic Bonus also differs from the Executive Bonus in that the composite bonus percentage is not subject to a cap and bonus amounts may be advanced quarterly based upon the year-to-date results achieved.  Life insurance sales metric amounts under the program above the par level increase incrementally with an additional bonus percentage added for every increment of additional life insurance sales established by the Compensation Committee (annuity sales are subject to a cap).  However, if the aggregate sum of the three performance metrics exceeds 100%, the bonus award paid at the end of the calendar year is limited to 100% for each participant.  The bonus percentage above 100% is applied to the weighted average base salaries of all participants to create a pool which is paid out to participants in the subsequent calendar year based upon the recommendation of the Domestic Marketing senior vice president and subject to approval by the President and Chief Operating Officer.  The Domestic Bonus percentage achieved under the program was 78.0% and 73.5% in 2010 and 2009, respectively. The 2010 bonus percentage achieved was comprised of 45.0% for Sales, 10.5% for Persistency, and 22.5% for Expense Management as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

Annuity Sales	$800.0 million	$1,431.3 million	45.00%
Domestic Life Sales	$5.0 million	$2.2 million	0.00%
Total Sales Metric			45.00%
Annuity Persistency	100.0%	99.8%	6.00%
Domestic Life Persistency	100.0%	96.6%	4.50%
Total Persistency Metric			10.50%
Expense Management	4.75% ratio	2.66% ratio	22.50%
Total Bonus Percentage			78.00%

International Marketing Officer Bonus Program.  Participants in the International Marketing Officer Bonus Program (“International Bonus”) are all international marketing officers including assistant vice presidents, vice presidents, and the senior vice president (Mr. Scott Arendale).  The International Bonus is identical in format to the Domestic Bonus with the exception that the metric targets established by the Compensation Committee are customized for the differences between the domestic and international lines of business.  The performance metrics set by the Compensation Committee equating to various bonus level percentages under the program are as follows:

Financial Performance Metric	Par Bonus Level	Bonus % Range

Sales	75%	0% to no limit
Persistency	15%	0% to 30%
Expense Management	10%	0% to 22.5%

All other features are similarly administrated. The International Bonus percentage achieved under the program was 119.5% and 83.0% in 2010 and 2009, respectively.  The 2010 bonus percentage achieved was comprised of 85.0% for Sales, 12.0% for Persistency, and 22.5% for Expense Management as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

International Life Sales	$30.5 million	$31.7 million	85.00%
Persistency	100.0%	99.7%	12.00%
Expense Management	5.60% ratio	4.63% ratio	22.50%
Total Bonus Percentage			119.50%

For information regarding awards made in 2010 to our Named Executive Officers, see the Summary Compensation Table on page 29.

Officer Bonus Program.  Participants in the Officer Bonus Program (“Officer Bonus”) are all officers not otherwise included in any of the other three officer bonus programs.  Prior to 2010, only senior vice presidents not participating in any of the other three officer bonus programs were eligible for a bonus under the Plan.  These individuals include Senior Vice President, Chief Financial Officer and Treasurer (Mr. Brian Pribyl), Senior Vice President, Chief Administrative Officer (Mr. Michael Hydanus), Senior Vice President, Chief Actuary (Mr. Paul Facey), Senior Vice President, Mortgage Loans and Real Estate (Mr. Charles Milos), Senior Vice President, Secretary (Mr. James Payne) and Senior Vice President, Chief Investment Officer (Ms. Patricia Scheuer).  The Officer Bonus is essentially comparable to the Executive Bonus, except for the bonus award percentages, incorporating three measurable performance metrics associated with the Company’s annual sales performance, expense management, and profitability.  Bonus award percentages for vice presidents in the Plan are one-half of the percentages for senior vice presidents while bonus award percentages for assistant vice presidents are one-quarter of the senior vice president bonus percentages.  In accordance with the program, the Compensation Committee set performance targets for each metric at various levels equating to various bonus level percentages as follows (senior vice president percentages shown):

Financial Performance Metric	Bonus % Range

Sales	0% to 9.0%
Expense Management	0% to 9.5%
Profitability	0% to 19.0%

The sum of the achieved bonus percentages for each metric, subject to a maximum aggregate percentage of 30%, 15% and 7.5% for senior vice presidents, vice presidents, and assistant vice presidents, respectively, is applied to the base salary for each participant approved by the Compensation Committee to determine the earned bonus amount.  Like the Executive Bonus, the profitability metric is based upon the Company’s audited financial statements for the year.  Bonus awards are generally paid in the year following the annual financial performance concurrent with the completion of the Company’s audit of the year-end financial statements and approval of the award amounts by the Compensation Committee.  Accordingly, the Senior Vice President Bonus payments in 2010 were primarily based upon the results achieved for 2009 financial performance metrics established by the Compensation Committee.  The bonus percentage for senior vice presidents achieved under the program was 15.25% in 2010.  The 2010 senior vice president bonus percentage achieved is comprised of 5.75% for Sales, 9.5% for Expense Management, and 0% for Profitability as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

Annuity Sales	$720.0 million	$1,431.3 million	3.00%
International Life Sales	$27.4 million	$31.7 million	2.75%
Domestic Life Sales	$4.5 million	$2.3 million	0.00%
Total Sales Metric			5.75%
Expense Management	57% ratio	41% ratio	9.50%
Profitability	9.5% ROE	6.3% ROE	0.00%
Total Bonus Percentage			15.25%

For information regarding awards made in 2010 to our Named Executive Officers, see the Summary Compensation Table on page 29.

Discretionary Bonus Awards

The Compensation Committee considers from time-to-time circumstances which merit the need to recognize outstanding performance in the form of a discretionary bonus.  Although many of these situations may be deemed within the normal responsibilities of officers, the Compensation Committee on occasion may provide one-time recognition bonuses to identified officers where the demands of the situation and the results of the effort warrant such recognition. There were no discretionary bonuses awarded in 2010.

Long-Term Incentaive Compensation

Under the Company’s 1995 Stock and Incentive Plan and 2008 Incentive Plan, the Compensation Committee provides Company officers with long-term incentive awards through grants of stock options or stock appreciation rights (“SARs”) directly aligning the interest of the officers with stockholder interests.  The stock options and SARs have a graded five-year vesting period that begins on the third anniversary date of the grant in order to promote a long-term perspective and to encourage key employees to remain at the Company.  All options and SARs to date have been granted at the fair market value of the Company’s Class A common stock on the date of the grant.  The Compensation Committee believes that stock options and SARs are inherently performance-based and a form of at-risk compensation since the recipient does not benefit unless the Company’s common stock price subsequently rises.

The Compensation Committee is responsible for determining the recipients of the grants, when the grants should be made, and the number of shares to be granted.  The size of the awards generally reflect each officer’s position relative to other officers in the Company with consideration to total compensation targets obtained from the peer group information previously discussed.  In addition, as is the case with base salaries, the Compensation Committee considers the grant recommendations of the Chairman and Chief Executive Officer and the President and Chief Operating Officer for other Company officers.

The Compensation Committee may consider granting stock options at any time but generally coordinates the issuance of grants concurrent with its annual review of officer compensation.  There were no stock options or SARs granted during 2010.  In February 2009 the Compensation Committee approved the issuance of 29,393 SARs to selected officers.  Prior to that the Compensation Committee approved the issuance of 2,750 SARs to new officers during the third quarter of 2008 and 28,268 stock options to selected officers in April 2008.  Included in these grant awards were the following option/SARs amounts to named executive officers.

	Grant	Grant
	2/19/09	4/18/08

Robert L. Moody	7,500	7,500

Ross R. Moody	5,518	5,518

Brian M. Pribyl	1,000	1,000

Scott E. Arendale	1,000	1,000

Charles D. Milos	1,000	1,000

As noted above, the Compensation Committee determines the timing of awards, the recipients, and the number of option shares or SARs to be granted to each participant.  Prior to the April 18, 2008 grant awards to officers, the previous award determined by the Compensation Committee was made during 2004.  The grant made in April 2008 represented the remaining stock options available for award (excluding grant awards to directors) under the 1995 Plan and coincided with the scheduled termination of that plan.  The stock options granted at that date were given a strike price equivalent to the market closing value of the Company’s Class A common shares of $255.13.

Subsequent to the April 2008 stock option awards, the Company’s Class A common shares dropped approximately 75% as a consequence of the severe recession and financial crisis that enveloped the United States economy.  The Compensation Committee recognized the precipitous drop in the Company’s Class A common share value substantially removed the long-term incentive objective of the April 2008 grant awards.  Accordingly, the Compensation Committee determined to make substantially the same grant award effective February 19, 2009 with a strike price of $114.64 representing the market closing value of the Company’s Class A common shares that day.

The Compensation Committee has followed a practice of allocating grant awards based upon the level of the officer receiving the award with each officer level receiving an identified proportionate share.  Historically, the Chairman of the Board and Chief Executive Officer has been allotted 25% to 35% of the total grant award and the President and Chief Operating Officer 15% to 25% of the total grant.  Officers at the senior vice president level receive the same number of grant awards while officers at the vice president and assistant vice president levels receive the same number of grant awards, respectively, although at a lesser amount than that of the senior vice presidents.

Retirement and Other Benefits

The Company’s executive officers are eligible to participate in the health and welfare, 401(k), and defined benefit retirement benefit plans that are offered to other Company employees (the Company’s qualified defined benefit pension plan was frozen as of December 31, 2007).  In addition, if eligible, executive officers may participate in the following plans:

Group Excess Benefit Plan

Company officers at the senior vice president level and above, including named executive officers, as well as those hired or promoted to the vice president level prior to May 1, 2007, are eligible to participate in a group excess benefit plan which supplements the Company’s core medical insurance plan.  Administered by a third party insurer, the group excess benefit plan provides coverage for co-pays, deductibles, and other out-of-pocket expenses not covered by the core medical insurance plan.  Offering such a plan to the selected Company officer levels is viewed as a key component of the overall compensation strategy for attracting and retaining talented executive officers.  The benefits provided to each named executive officer are reported in the “All Other Compensation Column” of the Summary Compensation Table.

Non-Qualified Defined Benefit Plan

This plan covers those officers of the Company who were in a senior vice president position or above prior to 1991.  The plan provides retirement benefits to those individuals affected by the revisions to the Company’s qualified defined benefit pension plan precipitated by the limitations imposed by Internal Revenue Code Section 401(a)(17) and 415.  As of December 31, 2010 and 2009, the active officers participating in this plan were Mr. Robert L. Moody and Mr. Charles Milos.  Benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

Non-Qualified Deferred Compensation Plan

This plan allows Company senior officers, including named executive officers, to defer payment of a percentage of their compensation and to provide for up to a 2% matching and 2% profit sharing contribution on plan compensation that exceeds certain qualified plan limits, and additional Company discretionary matching contribution of up to 2% of plan compensation.  Company contributions are subject to a vesting schedule based upon each officer’s years of service. Benefit information associated with this plan is disclosed in the Non-Qualified Deferred Compensation table below and Company contributions are included in the “All Other Compensation” column in the Summary Compensation Table.

Non-Qualified Defined Benefit Plan for Robert L. Moody

This plan specifically covers the Company’s Chairman of the Board and Chief Executive Officer, Mr. Robert L. Moody, and is intended to supplement the retirement benefits of the Non-Qualified Defined Benefit Plan, mentioned above, that were limited by the American Jobs Creation Act of 2004.  Mr. Moody’s benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company

Similar to the immediately preceding plan, this plan specifically covers the Company’s President and Chief Operating Officer, Mr. Ross R. Moody, and is intended to provide the retirement benefits that comply with the American Jobs Creation Act of 2004.  Mr. Moody’s benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

National Western Life Insurance Company Retirement Bonus Program for Robert L. Moody

This program provides an annual payment to Mr. Robert L. Moody equal to 2% of his compensation and is not correlated in any manner to individual or Company performance. For reporting and disclosure purposes, the payment made in 2010 related to 2009 compensation is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.  The payment earned in 2010 was paid in 2011.

Postretirement Benefits

The Company’s basic health plan and group excess benefit plan have a provision for individuals serving in the positions of Chairman of the Board or President for seven years or more subsequent to 1980 to continue to receive lifetime health benefits for themselves and their dependents upon retirement.  Mr. Robert L. Moody and Mr. Ross R. Moody currently meet this eligibility criteria.

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews executive officer perquisites and other benefits based upon information supplied to it by the Company’s Human Resources, Legal, and Financial departments.  In addition to base salaries and annual and long-term bonus incentives, the Company provides its executive officers with certain and varying perquisites and benefits.

The perquisites and personal benefits provided to each named executive officer are reported in the “All Other Compensation Column” of the Summary Compensation Table included in this Compensation Discussion and Analysis and are described in further detail in the footnotes to that table.

Stock Ownership Guidelines

The Company requires that its directors be shareholders, but the Company does not require its directors or executive officers to own a particular amount of the Company’s common stock and accordingly has not established a set of stock ownership guidelines.  The Compensation Committee is satisfied that the long-term incentive compensation offered to directors and officers in the form of stock options and SARs adequately aligns this group’s interest with those of the Company’s stockholders.

Employment Agreements

The Company does not utilize employment agreements with its executive officers or other employees.  The Company’s practice has been to issue offer letters to executive officer candidates when recruited to their positions.  In addition to outlining the executive officer’s responsibilities, each offer letter specifies the beginning base salary and eligibility for any additional compensation programs overseen by the Compensation Committee.  Accordingly, the Company does not have any contractual obligations to its executive officers for severance payments in connection with any termination or change-in-control.

Financial Restatements

The Compensation Committee has not formally adopted a policy with respect to whether retroactive adjustments to any form of compensation paid under arrangements for executive officers will be made where the prior payment was related to financial results of the Company that are subsequently restated.  As this situation has not previously been experienced, the Compensation Committee believes that such an issue is best addressed at the time it occurs and all facts and circumstances surrounding the restatement are known.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance based compensation over $1 million paid in any one year to each of the individuals who were, at the end of the year, the corporation’s chief executive officer and the four other most highly compensated executive officers.  Except for the Chairman and Chief Executive Officer of the Company, the levels of non-performance based salary, bonus, and other compensation paid do not typically exceed this level.

The Compensation Committee reserves the right to award compensation to executive officers that may not qualify under Section 162(m) as deductible compensation, however, it will continue to consider all elements of cost to the Company of providing such compensation, including the potential impact, if any, of Section 162(m).

The Company accounts for long-term incentive compensation in the form of stock options and SARs to executive officers under GAAP guidance which requires the Company to estimate and expense each award of equity compensation over the service period of the award.  Other accounting guidance requires that cash compensation be recorded as an expense at the time the obligation is accrued.

Equity Compensation Plan Information at December 31, 2010

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)

Equity compensation plans approved by security holders	95,573	180.43	293,150

Equity compensation plans not approved by security holders	-	-	-
Total	95,573	180.43	293,150

Compensation Committee Report

The Compensation Committee has reviewed each element of executive officer compensation and believes that the compensation philosophy and practices are designed to serve the best interests of the Company and its stockholders. The Compensation Committee also believes that the compensation of the Company’s executive officers is both appropriate and consistent with the objectives set by this committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth with the Company’s management.  Based on its reviews and discussions, the Compensation Committee approved and recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors

E. J. Pederson, Chairman
Stephen E. Glasgow
Louis E. Pauls, Jr.

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that National Western specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s principal executive officer, principal financial officer, and the three other highest paid executive officers for the years ended December 31, 2010, 2009, and 2008.

						Change in
						Pension
				Non-Equity		Value and
				Incentive		Nonqualified
				Plan		Deferred	All Other
Name and			Option/SAR	Compen-		Compensation	Compen-
Principal Position	Year	Salary (a)	Awards (b)	sation		Earnings (e)	sation (f)	Total

Robert L. Moody	2010	$1,740,096	$-	$593,431	(c)	$(262,842)	$859,445	$2,930,130
Chairman of the Board	2009	1,692,703	474,707	552,393		(367,985)	693,056	3,044,874
and Chief Executive	2008	1,648,582	903,076	263,757		1,100,754	703,007	4,619,176
Officer

Ross R. Moody	2010	625,774	-	193,421	(c)	135,426	67,568	1,022,189
President and Chief	2009	605,888	336,039	189,678		113,121	71,053	1,315,779
Operating Officer	2008	588,956	579,765	90,490		123,587	88,626	1,471,424

Brian M. Pribyl	2010	273,836	-	41,264	(d)	17,476	30,186	362,762
Senior Vice President,	2009	269,283	52,240	40,655		22,190	25,640	410,008
Chief Financial Officer	2008	253,165	93,064	41,863		4,580	34,937	427,609
and Treasurer

Charles D. Milos	2010	266,779	-	34,828	(d)	139,663	45,287	486,557
Senior Vice President,	2009	258,728	100,024	34,145		218,201	56,941	668,039
Mortgage Loans and	2008	249,130	159,321	-		88,350	44,980	541,781
Real Estate

Scott E. Arendale	2010	162,847	-	194,602	(d)	48,260	15,352	421,061
Senior Vice President,	2009	160,102	52,240	137,044		44,796	14,445	408,627
International Marketing	2008	158,878	93,064	321,700		15,271	20,403	609,316
Note: Columns with no data have been omitted.

(a)
The 2010 amounts in this column include Company and subsidiary Board of Director fees of $32,400 for Mr. Robert L. Moody, $3,250 for Mr. Pribyl, $39,650 for Mr. Ross R. Moody, and $38,400 for Mr. Milos.

(b)
Aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions underlying the calculation can be found in our Form 10-K for the fiscal year ended December 31, 2010.

(c)
The amounts for Mr. Robert L. Moody, Mr. Ross R. Moody represent bonuses earned under the 2010 Executive Officer Bonus Program.  Also included in Mr. Robert L. Moody’s amount is $29,990 representing the bonus earned under the NWLIC Retirement Bonus Program.

(d)
The amount for Mr. Pribyl and Mr. Milos represents the bonus earned under the 2010 Officer Bonus Program.  The amount for Mr. Arendale represents the bonus earned under the 2010 International Marketing Officer Bonus Program.

(e)
The amounts in this column represent the change in the accumulated pension benefit under the Company’s qualified defined benefit plan for Messrs. Pribyl and Arendale and the change in the accumulated pension benefit under the Company’s qualified and non-qualified defined benefit plans for Messrs. Robert L. Moody and Ross R. Moody. For a discussion of the assumptions made in the calculation of these amounts, refer to the Notes to Consolidated Financial Statements section of this Annual Report on Form 10-K.

(f)	The amounts in this column include the items summarized in the following table:

All Other Compensation

		Company	Excess	Company	Company				Total
		Paid	Benefit	Contributions	Paid				All Other
Name and		Benefit	Claims	To Savings	Taxes/		Other		Compen-
Principal Position	Year	Premiums (1)	Paid (2)	Plans (3)	Insurance		Perquisites		Sation

Robert L. Moody	2010	$5,285	$18,987	$2,450	$804,245	(4)	$28,478	(5)	$859,445
Chairman of the	2009	3,466	37,708	2,450	617,143		32,289		693,056
Board and Chief	2008	5,264	8,613	2,300	670,684		16,146		703,007
Executive Officer

Ross R. Moody	2010	4,393	19,067	37,607	-		6,501	(6)	67,568
President and Chief	2009	2,742	27,315	33,837	-		7,159		71,053
Operating Officer	2008	4,284	7,296	32,557	-		16,493		60,630

Brian M. Pribyl	2010	9,111	6,043	14,332	-		700	(7)	30,186
Senior Vice President,	2009	5,656	5,433	13,851	-		700		25,640
Chief Financial	2008	8,540	9,638	13,854	-		2,905		34,937
Officer and Treasurer

Charles D. Milos	2010	9,111	19,139	13,518	-		3,519	(8)	45,287
Senior Vice President,	2009	5,656	27,128	15,561	-		8,596		56,941
Mortgage Loans and	2008	8,670	21,496	13,043	-		1,771		44,980
Real Estate

Scott E. Arendale	2010	5,526		8,419	-		1,407	(9)	15,352
Senior Vice President,	2009	3,475	-	8,179	-		2,791		14,445
International	2008	5,305	3,065	8,286	-		3,747		20,403
Marketing

(1)	The Company provides its officers additional compensation equivalent to the premiums for health, dental and accidental death and dismemberment coverage offered to all employees.
(2)	The amounts in this column represent claims paid under the Company’s Group Excess Benefit Program.
(3)
The amounts in this column represent Company contributions to the Company’s qualified and non-qualified savings plans. The Company’s 401(k) plan is available to all employees with the same contribution criteria.

(4)
Mr. Robert L. Moody contributed a life interest in a trust estate to the Company as a capital contribution in 1964.  The Company, in turn, issued term policies on the life of Mr. Moody in excess of the amount of the asset contributed which excess was assigned to Mr. Moody.  The value of the excess amount of insurance was $511,098 in 2010 and represents additional compensation to Mr. Moody.  In addition, the Company reimburses Mr. Moody the applicable taxes associated with this benefit which was $293,147 in 2010.

(5)	Mr. Robert L. Moody’s amounts in this column include $27,078 for Office of the Chairman expenses and $1,400 in gifts.
(6)	Mr. Ross R. Moody’s amounts in this column include $464 for car expense, $2,637 in membership dues, $2,000 for personal tax return preparation and $1,400 in officer and director gifts.
(7)	Mr. Pribyl’s amounts in this column include $700 in officer gifts.
(8)	Mr. Milos’s amounts in this column include $726 for guest travel on Company business trips, $1,393 for car expense and $1,400 in officer and director gifts.
(9)	Mr. Arendale’s amounts in this column include $707 for guest travel on Company business trips and $700 in officer gifts.

Grants of Plan-Based Awards

The following table provides information regarding grants under the Company’s 2010 Executive Officer Bonus Program, Officer Bonus Program and International Marketing Officer Bonus Program for the executive officers named in the Summary Compensation Table.

	Estimated Future Payouts
	Under Non-Equity Incentive
	Plan Awards (a)
Name	Threshold ($)	Target ($)	Maximum (b) ($)

Robert L. Moody
2010 Executive Officer Bonus Program:
International life sales	51,222	85,370	119,518
Domestic life sales	51,222	85,370	119,518
Annuities sales	51,222	85,370	119,518
Expense management	170,740	256,109	341,479
Company profitability	170,740	341,479	512,219

Ross R. Moody
2010 Executive Officer Bonus Program:
International life sales	17,584	29,306	41,029
Domestic life sales	17,584	29,306	41,029
Annuities sales	17,584	29,306	41,029
Expense management	58,612	87,919	117,225
Company profitability	58,612	117,225	175,837

Brian M. Pribyl
2010 Senior Vice President Bonus Program:
International life sales	5,412	6,765	8,118
Domestic life sales	5,412	6,765	8,118
Annuities sales	5,412	6,765	8,118
Expense management	14,882	20,294	25,706
Company profitability	13,529	40,588	51,411

Scott E. Arendale
2010 International Marketing Officer Bonus Program:
International life sales	40,712	122,135	No limit
International life persistency	4,885	24,427	48,854
Expense management	4,071	16,285	36,641

Charles D. Milos
2010 Senior Vice President Bonus Program:
International life sales	4,568	5,709	6,851
Domestic life sales	4,568	5,709	6,851
Annuities sales	4,568	5,709	6,851
Expense management	12,561	17,128	21,696
Company profitability	11,419	34,257	43,392

Note: Columns with no data have been omitted.

(a)
Amounts that have been or are expected to be paid in 2011 pertaining to the 2010 programs are reflected in the Summary Compensation Table. The 2010 program bonus amounts are based upon the base salary reflected in the applicable program addendums.

(b)	Although the Executive Officer and Officer Bonus Programs have stated maximums per program component, the aggregate bonus amount cannot exceed 50% and 30%, respectively, of base salaries.

No SARs or stock options were awarded during calendar year 2010. The following table provides information regarding stock appreciation right (SAR) grants awarded during the year ended December 31, 2009 under the Company’s 2008 Incentive Plan for the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying SARs (#)	Exercise or Base Price of SAR Awards ($)	Grant Date Fair Value of SAR Awards ($)

Robert L. Moody	2/19/2009	7,500	114.64	356,691

Ross R. Moody	2/19/2009	5,518	114.64	262,429

Brian M. Pribyl	2/19/2009	1,000	114.64	47,559

Scott E. Arendale	2/19/2009	1,000	114.64	47,559

Charles D. Milos	2/19/2009	1,000	114.64	47,559

Outstanding Equity Awards at December 31, 2010

The following table provides information regarding outstanding stock options and SARs held by the executive officers named in the Summary Compensation Table as of December 31, 2010.

	Option/SAR Awards
			Number of
	Number of		Securities
	Securities		Underlying
	Underlying		Unexercised	Option/SAR	Option/SAR
	Options/SARs (#)		Options/SARs (#)	Exercise	Expiration
Name	Exercisable		Unexercisable	Price ($)	Date

Robert L. Moody Grants:
4/20/2001	2,300	(*)	-	92.13	4/20/2011
4/23/2004	16,000		4,000	150.00	4/23/2014
6/25/2004 (director)	1,000	(*)	-	150.00	6/25/2014
4/18/2008	-		7,500	255.13	4/18/2018
6/20/2008 (director)	400		600	208.05	6/20/2018
2/19/2009 (director)	200		800	114.64	2/19/2019
2/19/2009	-		7,500	114.64	2/19/2019

Ross R. Moody Grants:
4/20/2001	2,725	(*)	-	92.13	4/20/2011
6/22/2001	1,000	(*)	-	95.00	6/22/2011
4/23/2004	8,000		2,000	150.00	4/23/2014
6/25/2004 (director)	1,000	(*)	-	150.00	6/25/2014
4/18/2008	-		5,518	255.13	4/18/2018
6/20/2008 (director)	400		600	208.05	6/20/2018
2/19/2009 (director)	200		800	114.64	2/19/2019
2/19/2009	-		5,518	114.64	2/19/2019

Brian M. Pribyl Grants:
4/23/2004	800		400	150.00	4/23/2014
4/18/2008	-		1,000	255.13	4/18/2018
2/19/2009	-		1,000	114.64	2/19/2019

Scott E. Arendale Grants:
4/20/2001	140	(*)	-	92.13	4/20/2011
4/23/2004	450		150	150.00	4/23/2014
4/18/2008	-		1,000	255.13	4/18/2018
2/19/2009	-		1,000	114.64	2/19/2019

	Option/SAR Awards
			Number of
	Number of		Securities
	Securities		Underlying
	Underlying		Unexercised	Option/SAR	Option/SAR
	Options/SARs (#)		Options/SARs (#)	Exercise	Expiration
Name	Exercisable		Unexercisable	Price ($)	Date

Charles D. Milos Grants:
4/20/2001	1,300	(*)	-	92.13	4/20/2011
6/22/2001	1,000	(*)	-	95.00	6/22/2011
4/23/2004	1,600		400	150.00	4/23/2014
6/25/2004 (director)	1,000	(*)	-	150.00	6/25/2014
4/18/2008	-		1,000	255.13	4/18/2018
6/20/2008 (director)	400		600	208.05	6/20/2018
2/19/2009 (director)	200		800	114.64	2/19/2019
2/19/2009	-		1,000	114.64	2/19/2019

Note: Columns with no data have been omitted.
(*) – Fully vested.

Officer stock options and SARs vest 20% annually following three full years of service to the Company from the date of grant.  Stock options and SARs granted to members of the Board of Directors vest 20% annually following one full year of service to the Company from the date of grant.  Accordingly, the unexercisable options and SARs shown in the previous table are scheduled to vest during the following years:

					2015	Total
	2011	2012	2013	2014	to 2017	Unexercisable

Robert L. Moody
Grants:
4/23/2004	4,000	-	-	-	-	4,000
4/18/2008	1,500	1,500	1,500	1,500	1,500	7,500
6/20/2008 (director)	200	200	200	-	-	600
2/19/2009 (director)	200	200	200	200	-	800
2/19/2009	-	1,500	1,500	1,500	3,000	7,500

Ross R. Moody
Grants:
4/23/2004	2,000	-	-	-	-	2,000
4/18/2008	1,104	1,104	1,104	1,103	1,104	5,519
6/20/2008 (director)	200	200	200	-	-	600
2/19/2009 (director)	200	200	200	200	-	800
2/19/2009	-	1,104	1,104	1,104	2,206	5,518

Brian M. Pribyl
Grants:
4/23/2004	400	-	-	-	-	400
4/18/2008	200	200	200	200	200	1,000
2/19/2009	-	200	200	200	400	1,000

Scott E. Arendale
Grants:
4/23/2004	150	-	-	-	-	150
4/13/2008	200	200	200	200	200	1,000
2/19/2009	-	200	200	200	400	1,000

Charles D. Milos
Grants:
4/23/2004	400	-	-	-	-	400
4/18/2008	200	200	200	200	200	1,000
6/20/2008 (director)	200	200	200		-	600
2/19/2009 (director)	200	200	200	200	-	800
2/19/2009	-	200	200	200	400	1,000

Option Exercises and Stock Vested

The following table sets forth information regarding option exercises by the executive officers named in the Summary Compensation Table for the year ended December 31, 2010.  The Company does not have stock award plans with stock awards subject to vesting.

Option Awards
Number of
	Shares	Value Realized
Name	Exercised (#)	On Exercise ($)

Robert L. Moody	3,300	183,151

Ross R. Moody	2,275	119,337

Brian M. Pribyl	-	-

Scott E. Arendale	-	-

Charles D. Milos	-	-

Note: Columns with no data have been omitted.

Pension Benefits

The following table provides information regarding benefits under the Company’s Pension Plan, Non-Qualified Defined Benefit Plan, Non-qualified Defined Benefit Plan for Robert L. Moody, and Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company (NWLIC).

		Number of
		Years of	Present Value of	Payments
		Credited	Accumulated	During
Name	Plan Name	Service	Benefit ($)	Last Fiscal Year ($)

Robert L. Moody	NWLIC Pension Plan	44	1,233,599	153,509

	NWLIC Grandfathered
	Non-Qualified
	Defined Benefit Plan	45	5,184,743	713,258

	NWLIC Non-Qualified
	Defined Benefit Plan for
	Robert L. Moody	45	12,469,623	1,715,423

Ross R. Moody	NWLIC Pension Plan	17	227,404	-

	Non-Qualified Defined
	Benefit Plan for the
	President of NWLIC	20	391,026	-

Brian M. Pribyl	NWLIC Pension Plan	7	116,144	-

Charles D. Milos	NWLIC Pension Plan	25	558,498	24,576

	NWLIC Grandfathered
	Non-Qualified	28	270,457	-
	Defined Benefit Plan

	NWLIC Non-Qualified
	Defined Benefit Plan	28	274,060	-

Scott E. Arendale	NWLIC Pension Plan	14	313,227	-

Note: Columns with no data have been omitted.

Pension Plan. The qualified defined benefit plan covers substantially all employees and officers of the Company and provides benefits based on the participant’s years of service and compensation.  The Company makes annual contributions to the plan that complies with the minimum funding provisions of the Employee Retirement Income Security Act.  Annual pension benefits for those employees who became eligible participants prior to January 1, 1991, are generally calculated as the sum of the following:

(a)  50% of the participant’s final 5-year average annual eligible compensation at December 31, 1990, less 50% of their primary social security benefit determined at December 31, 1990; this net amount is then prorated for less than 15 years of benefit service at normal retirement date.  This result is multiplied by a fraction which is the participant’s years of benefit service at December 31, 1990, divided by the participant’s years of benefit service at normal retirement date.

(b)  1.5% of the participant’s eligible compensation earned during each year of benefit service after December 31, 1990 and through December 31, 2007.

Annual pension benefits for those employees who become eligible participants on or subsequent to January 1, 1991, are generally calculated as 1.5% of their compensation earned during each year of benefit service through December 31, 2007.

On October 19, 2007, the Company’s Board of Directors approved an amendment to freeze the Pension Plan as of December 31, 2007.  The freeze ceased future benefit accruals to all participants and closed the Plan to any new participants.  In addition, all participants became immediately 100% vested in their accrued benefits as of that date.  Accordingly future pension expense is projected to be minimal.

Non-Qualified Defined Benefit Plan.   This plan covers officers of the Company who were in the position of senior vice president or above prior to 1991.  The plan provides benefits based on the participant’s years of service and compensation.  No minimum funding standards are required.

The benefit to be paid pursuant to this plan to a participant, other than the Chairman of the Company, who retires at his normal retirement date shall be equal to (a) minus (b) minus (c), but the benefit may not exceed (d) minus (b) where:

(a) is the benefit which would have been payable at the participant’s normal retirement date under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,

(b) is the benefit which actually becomes payable under the terms of the Pension Plan at the participant’s normal retirement date, and,

(c) is the actuarially equivalent life annuity which may be provided by an accumulation of 2% of the participant’s compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to the participant’s normal retirement date, and,

(d) is the benefit which would have been payable at the participant’s normal retirement date under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a)(17) and 415 limits, except that the proration over 15 years shall instead be calculated over 30 years.

The Chairman of the Company, Robert L. Moody, is currently receiving in-service benefits from this plan.  The benefit that Mr. Moody began receiving as of his normal retirement date pursuant to the plan was equal to (a) minus (b) minus (c) where:

(a) was his years of service (up to 45), multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,

(b) was the benefit payable to him under the terms of the Pension Plan, and,

(c) was the actuarially equivalent life annuity provided by an accumulation of 2% of his compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to his normal retirement date.

This benefit was increased for additional service and changes in eligible compensation through December 31, 2004.  The benefit was frozen as of December 31, 2004 in connection with plan changes required by the American Jobs Creation Act of 2004.

Non-Qualified Defined Benefit Plan for Robert L. Moody.  This plan covers the current Chairman of the Company, Robert L. Moody, and is intended to provide for post-2004 benefit accruals that mirror and supplement the pre-2005 benefit accruals under the previously discussed Non-Qualified Defined Benefit Plan, while complying with the American Jobs Creation Act of 2004.  No minimum funding standards are required.  The annual benefit paid to the Chairman of the Company on an in-service basis effective July 1, 2005 was equal to (a) minus (b) minus (c) where:

(a) was his years of service on his normal retirement date, multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, less the actuarially equivalent life annuity which may be provided by an accumulation of 2% of his compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to his normal retirement date, and, multiplied by the ratio of his years of service on July 1, 2005 to his years of service on his normal retirement date, multiplied by the ratio of his eligible compensation as of July 1, 2005 to his eligible compensation as of his normal retirement date, and,

(b) was the benefit payable to him under the terms of the Pension Plan as of July 1, 2005, and,

(c) was the benefit payable to him under the terms of the Non-Qualified Defined Benefit Plan as of December 31, 2004.

Subsequent to July 1, 2005, the annual benefit was increased monthly for additional service and changes in eligible compensation.

Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company.   This plan covers the President of the Company and is intended to provide benefit accruals that comply with the American Jobs Creation Act of 2004.  No minimum funding standards are required.

The annual benefit to be paid to the President of the Company who retires at his normal retirement date shall be equal to (a) minus (b) minus (c) where:

(a) equals his years of service (up to 45), multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,

(b) equals the actuarially equivalent life annuity provided by an accumulation of 2% of his compensation for each year of service on and after his date of hire, accumulated at an assumed interest rate of 8.5% to his normal retirement date, and,

(c) equals the benefit actually payable to him under the terms of the Pension Plan.

The plan provides for a monthly in-service benefit if the President of the Company continues employment after his normal retirement date.

Non-Qualified Deferred Compensation

The following table provides information regarding the Company’s non-qualified deferred compensation plan for the executive officers named in the Summary Compensation Table as of December 31, 2010.

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions	Contributions	Earnings	Aggregate	at Last
	in Last	in Last Fiscal	in Last Fiscal	Withdrawals/	Fiscal
Name	Fiscal Year ($)	Year (a) ($)	Year (b) ($)	Distributions ($)	Year-End (c) ($)

Robert L. Moody	-	-	-	-	-

Ross R. Moody	37,375	28,677	68,594	-	756,484

Brian M. Pribyl	11,188	6,846	12,150	-	222,343

Charles D. Milos	13,494	8,514	57,138	-	486,679

Scott E. Arendale	6,735	3,478	5,823	-	67,524

Note: Columns with no data have been omitted.

(a)	Registrant contributions are reflected in the “All Other Compensation” column in the Summary Compensation Table and are not additional earned compensation.
(b)	The investment options under the plan consist of a selection of mutual funds identical to those available to all employees through the 401(k) plan.
(c)
Balances in the plan are settled in cash upon the termination event selected by the officer and distributed either in a lump sum or in annual installments. Deferred amounts represent unsecured obligations of the Company.

Potential Payments Upon Termination or Change in Control

Other than the Company’s 1995 Stock Option and Incentive Plan and 2008 Incentive Plan, the Company has no contract, agreement, plan, or arrangement, written or unwritten, that provides for payment to any officer at, following, or in connection with any termination, severance, retirement or a constructive termination, or a change in control of the Company or a change in any officer’s responsibilities.

The 1995 Stock Option and Incentive Plan governs certain of the stock option grants held by our executive officers.  Our executive officers are not entitled to any benefits under our 1995 Stock Option and Incentive Plan that are not available to other participants.  The 1995 Stock Option and Incentive Plan includes the following change in control provisions, which would result in the accelerated vesting of outstanding option grants:  In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable.  The Committee, in its discretion, may determine that upon the occurrence of a Change in Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the exercise price per share, if applicable, of Common Stock set forth in such Award.  The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act.  If the consideration offered to shareholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.  The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

The 2008 Incentive Plan governs certain of the stock option grants and/or SARs held by our executive officers and provides for the acceleration of vesting of all awards upon a change in control of the Company. The 2008 Incentive Plan includes the following change in control provisions, which would result in the accelerated vesting of outstanding award grants:  The Committee may provide in an option agreement and/or Stock Appreciation Rights agreement that in the event of a Change in Control of the Company, (i) all or a portion of the stock options and/or any Stock Appreciation Rights awarded under such agreement shall become fully vested and immediately exercisable and/or (ii) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control.

Our executive officers hold option grants under both the 1995 Stock Option and Incentive Plan and the 2008 Incentive Plan.  Option Grants under the 1995 Stock Option and Incentive Plan and the 2008 Incentive Plan will immediately vest upon a change in control.  The following table depicts potential benefits for our executive officers as a result of a change in control.  Such termination is assumed to occur on January 1, 2011.

Intrinsic Value of
Named Executive Officer	Accelerated Equity (1) ($)

Robert L. Moody	499,144.00

Ross R. Moody	362,481.44

Brian M. Pribyl	58,768.00

Charles D. Milos	100,432.00

Scott E. Arendale	54,588.00

(1) Value is based upon the closing selling price per share of our Class A common stock on the NASDAQ Global Select Market on December 31, 2010, which was $166.72.

Director Compensation

The following table sets forth the compensation for 2010 for those individuals who served as members of the Company’s Board of Directors during 2010 (excluding named executive officers whose director compensation is included in the Summary Compensation Table).

	Fees Earned or	Option	All Other
Name	Paid in Cash ($)	Awards (a) ($)	Compensation ($)		Total ($)

Stephen E. Glasgow	39,600	-	39,821	(b)	79,421

E. Douglas McLeod	29,400	-	40,262	(c)	69,662

Russell S. Moody	28,800	-	54,452	(d)	83,252

Frances A. Moody-Dahlberg	29,400	-	30,908	(e)	60,308

Louis E. Pauls Jr.	36,600	-	20,721	(f)	57,321

E. J. Pederson	36,000	-	952	(g)	36,952

Note: Columns with no data have been omitted.

(a)	The amounts in this column represent the fair value on grant date of option awards received during the year.
(b)
The amount shown for Mr. Glasgow includes $35,581 value of the Company’s Group and Excess Benefit Plans, $252 for the taxable value of supplemental life coverage, $3,288 in guest travel and $700 in gifts.

(c)	The amount~~s~~ shown for Mr. McLeod represents $39,310 for stock option transactions, $252 for the taxable value of supplemental life coverage, and $700 in gifts.
(d)	The amount shown for Mr. Moody is $252 for the taxable value of supplemental life coverage, $53,500 for stock option transactions, and $700 in gifts.
(e)	The amount shown for Ms. Moody-Dahlberg is $252 for the taxable value of supplemental life coverage, $29,331 value of the Company’s Excess Benefit Plans, $625 in guest travel, and $700 in gifts.
(f)	The amount shown for Mr. Pauls includes $20,001 value of the Company’s Group Benefit Plans, $20 for the taxable value of supplemental life coverage, and $700 in gifts.
(g)	The amount shown for Mr. Pederson includes $252 for the taxable value of supplemental life coverage and $700 in gifts.

All directors of the Company currently receive $24,000 a year and $600 for each board meeting attended. They are also reimbursed for actual travel expenses incurred in performing services as directors.  An additional $600 is paid for each committee meeting attended.  However, a director attending multiple meetings on the same day receives only one meeting fee.  Directors of the Company’s subsidiary, NWL Investments, Inc., receive $250 annually.  Directors of the Company’s subsidiary, NWLSM, Inc., receive $1,000 per board meeting attended.  Nonemployee directors of the Company’s subsidiary, NWL Services, Inc., receive $1,000 per board meeting attended.  Directors of the Company’s downstream subsidiaries, Regent Care General Partner, Inc., and Regent Care Operations General Partner, Inc., receive $250 per board meeting attended.  Directors of the Company’s downstream subsidiary, Regent Care Limited Partner, Inc., receive $500 per board meeting attended.  The amounts paid pursuant to these arrangements are included in the Summary Compensation Table of this Item.  The directors and their dependents are also eligible to participate in the Company’s group insurance program.

Directors of the Company are eligible for restricted stock awards, incentive awards, and performance awards under the National Western Life Insurance Company 1995 Stock Option and Incentive Plan and 2008 Incentive Plan.  Company directors, including members of the Compensation and Stock Option Committee, are eligible for nondiscretionary stock options.

No SARs or stock options were awarded during calendar year 2010 to directors. The following table provides information regarding stock appreciation right (SAR) grants awarded to directors during the year ended December 31, 2009 under the Company’s 2008 Incentive Plan.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying SARs (#)	Exercise or Base Price of SAR Awards ($)	Grant Date Fair Value of SAR Awards ($)

Stephen E. Glasgow	2/19/2009	1,000	114.64	47,559

E. Douglas McLeod	2/19/2009	1,000	114.64	47,559

Charles D. Milos	2/19/2009	1,000	114.64	47,559

Robert L. Moody	2/19/2009	1,000	114.64	47,559

Ross R. Moody	2/19/2009	1,000	114.64	47,559

Russell S. Moody	2/19/2009	1,000	114.64	47,559

Frances A Moody-Dahlberg	2/19/2009	1,000	114.64	47,559

Louis E. Pauls, Jr.	2/19/2009	1,000	114.64	47,559

E. J. Pederson	2/19/2009	1,000	114.64	47,559

PROPOSAL 2:  APPROVAL OF THE AMENDED AND RESTATED 2008 INCENTIVE PLAN

The National Western Life Insurance Company 2008 Incentive Plan (the “Original Plan”) was created to promote the interests of the Company and its Subsidiaries and Stockholders by enabling the Company to attract, motivate, and retain Employees and Directors by offering them performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the Stockholders and promote the Company’s long-term growth and success.  The Original Plan, in which eligible participants may receive stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalent rights, and other awards, or any combination thereof, was originally effective as of June 20, 2008.  Our Board approved the Amended and Restated 2008 Incentive Plan (the “Amended Plan”) on April 15, 2011.  The Amended Plan amends and restates the Original Plan solely to permit incentive compensation awards issued under the Amended Plan to be structured to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our stockholders are now being asked to consider and vote on a proposal to adopt the Amended Plan.  A copy of the Amended Plan is set forth in Exhibit A to this proxy statement and a summary of the amendments to the Original Plan are set forth in this proposal two.  The Board has not approved any awards under the Amended Plan that are contingent on stockholder approval of this proposal.

Background

Section 162(m) of the Code disallows a deduction to the Company for any compensation paid to a “covered employee” in excess of $1 million per year, subject to certain exceptions.  In general, “covered employees” include the chief executive officer and the other most highly compensated executive officers of the Company who are in the employ of the Company and are officers at the end of any particular fiscal year.  Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for “performance-based compensation.”  In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board composed solely of two or more outside directors (as defined in the Code), stockholder approval of the material terms of such compensation prior to payment, and certification by the committee that the performance goals for the payment of such compensation have been achieved.  In addition, when a committee retains the flexibility to develop compensation formulas from among stockholder-approved performance goals, Section 162(m) of the Code requires that those performance goals must be re-approved by stockholders every five years.

Description of the Amendments to the Original Plan Contained in the Amended Plan

This description is a summary of some, but not all, of the amended provisions of the Amended Plan, and is qualified by reference to the full text of the Amended Plan, which is attached as Exhibit A hereto and is incorporated by reference herein.

The Amended Plan will be administered by the Compensation and Stock Option Committee, which is a committee of the Board of Directors composed solely of two or more outside directors.   The Compensation and Stock Option Committee, in its sole discretion, has the authority, among other things, to select the persons to whom awards are to be granted, the types and combinations of awards to be granted, the number of shares to be covered by the award, the pricing of the award, and when the award may be granted and exercised.

As of April 29, 2011, 9,000 shares of Class A Common Stock were subject to options outstanding under the Original Plan, no shares had been issued under the Original Plan, and 291,000 shares of Class A Common Stock were available for future grants of any award, including options, under the Original Plan.  The Amended Plan does not provide for any increase in the number of shares of our common stock available for grant under the Amended Plan.  The maximum number of shares that may be issued with respect to awards granted under the Amended Plan shall not exceed 300,000, subject to adjustments as provided in the Amended Plan.  The maximum number of Shares (or cash equivalent value) with respect to which stock options or stock appreciation rights may be granted to any one participant during any single calendar year may not exceed 25,000 shares, subject to adjustment as provided in the plan.

The Amended Plan does not limit the authority of the Company from adopting or continuing in effect other compensation arrangements.

The Amended Plan includes a section including the types of performance goals that may be used for grants of awards under the Amended Plan and certain conditions relating to the issuance of performance based awards.  These performance objectives include the following:

•	sales (net placed annualized target premium for life business and total placed premium for annuity business);
•	net sales;
•
expense management (ratio of actual Company expenses (excluding bonuses and, for Participants who are domestic marketing officers, excluding agent health claims, agent reserve balance changes, and sales conference expenses and, for Participants who are international marketing officers, excluding sales conference expenses) to a sales unit of production);

•
GAAP profitability (the Company’s GAAP operating earnings (net of federal income taxes and excluding realized gains and losses on investments) for the Performance Period as a percentage of the Company’s beginning GAAP stockholders’ equity for such period);

•	persistency (for a designated period, the ratio of actual persistency to expected (pricing) persistency);
•	earnings;
•	earnings per share;
•	pre-tax earnings;
•	net earnings;
•	operating income;
•	operating income before taxes;
•	EBIT (earnings before interest and taxes);
•	EBITDA (earnings before interest, taxes, depreciation and amortization);
•	gross margin;
•	revenues;
•	revenue growth;
•	market value added;
•	economic value added;
•	return on equity;
•	return on investments;
•	return on assets;
•	return on net assets;
•	return on capital;
•	return on invested capital;
•	total stockholder return;
•	profit;
•	economic profit;
•	operating profit;
•	capitalized economic profit;
•	net operating profit after tax;
•	net profit before taxes;
•	pre-tax profit;
•	cash flow measures;
•	cash flow return;
•	comparable division or product sales;
•	stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee);
•	market share and/or market penetration;
•	expenses;
•	cost per policy;
•	strategic milestones; and/or
•	goals related to acquisitions or divestitures.

In addition, the Amended Plan provided that no amendment of the Amended Plan with respect to any participant may be made that would (i) increase the maximum amount that can be paid to any one participant under the Amended Plan, (ii) change the specified performance goal for payment of awards, or (iii) modify the requirements as to eligibility for participation in the Plan, unless the Company’s stockholders have first approve such amendment in a manner which would permit the deduction under Section 162(m) of the Code of such payment in the fiscal year it is paid.

Further, the Amended Plan provides that the maximum amount of compensation payable as an award (other than an award that is a stock option or stock appreciation right) to any participant during any calendar year may not exceed $1,000,000.

New Plan Benefits

Any awards under the Amended Plan will be at the discretion of the Compensation and Stock Option Committee.   It is not possible at present to determine the amount or form of any award that will be granted to any individual during the term of the Amended Plan.  There were no Awards made under the 2008 Incentive Plan during 2010 and no awards are contingent on stockholder approval of this proposal.

Stockholder Approval of the Amended Plan

An affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Amended Plan.  Shares that are voted against the approval of the Amended Plan, shares the holders of which abstain from voting for the approval of the Amended Plan, and broker non-votes will not be counted in the total number of shares voted for the approval of the Amended Plan.  Abstentions and broker non-votes will be counted as present at the meeting for quorum purposes.

In the event the Amended Plan is not approved by stockholders of the Company, the Original Plan will remain in force and effect and the Compensation and Stock Option Committee will consider the establishment of another annual or other incentive plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of the Amended and Restated 2008 Incentive Plan.  All proxies executed and returned will be voted “FOR” the Amended and Restated 2008 Incentive Plan unless the proxy specifies otherwise.

PROPOSAL 3:  RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

KPMG LLP, an independent registered public accounting firm, has served as our independent auditors since 2005 and audited our consolidated financial statements for the year ended December 31, 2010.  The audit committee is directly responsible for the appointment of our independent registered public accounting firm and has appointed KPMG LLP to audit our financial statements for the year ending December 31, 2011.  Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Amended and Restated Bylaws or other applicable legal requirement.  However, the appointment of KPMG LLP is being submitted to the stockholders for ratification.  If the stockholders do not ratify the appointment of KPMG LLP, the audit committee will evaluate the stockholder vote when considering the selection of an independent registered public accounting firm for the 2011 fiscal year and reconsider whether or not to retain the firm.  Even if the appointment is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

KPMG LLP has billed National Western and its subsidiaries the aggregate fees set forth in the table below for 2010 and 2009:

	2010	2009
	(In thousands)

Audit Fees (1)	$658	654
Audit Related Fees (2)	79	25
Tax Fees	-	-
All Other Fees	-	-

Total	$737	679

(1)  These represent the aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s consolidated annual financial statements for the years ended December 31, 2010 and 2009 and reviews of the condensed consolidated financial statements included in the Company quarterly reports on Form 10-Q for the years then ended and the audit of internal control over financial reporting as of December 31, 2010 and 2009.  These amounts include out-of-pocket and travel related reimbursements of $49,000 for 2010 and $54,000 for 2009.

(2)  KPMG LLP billed $9,000 for the year ended December 31, 2010 pertaining to actuarial services rendered as part of their audit involving the Company’s implementation of a new reserving system and $70,000 for additional audit procedures pertaining to the Company’s general controls over information technology.  For the year ended December 31, 2009, KPMG LLP billed $25,000 for actuarial services pertaining to the Company’s implementation of a new reserving system.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor of the Company.  The policy requires that all services the Company’s independent auditor may provide to the Company, including audit services and permitted audit-related and non-auditor services, be pre-approved by the Committee.  The Committee approved all audit and non-audit services provided by KPMG LLP during 2010.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  All proxies executed and returned will be voted “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 unless the proxy specifies otherwise.

PROPOSAL 4: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires all public companies, beginning with their stockholder meetings on or after January 21, 2011, to hold a separate non-binding, advisory stockholder vote to approve the compensation of named executive officers (NEOs) as described in the Compensation Discussion and Analysis, the executive compensation tables, and any related information in the Company’s proxy statement (commonly known as a “Say on Pay” proposal).

Compensation of Named Executive Officers

The Board of Directors and its Compensation Committee support compensation policies that place an emphasis on pay for performance.  The Compensation Committee recognizes the broad concern in today’s economic environment about excessive NEO compensation while also recognizing the importance of competitive compensation programs that are essential to recruiting and retaining key executive talent needed to produce successful operating results.

Please read the “Compensation Discussion and Analysis” beginning on page 20 for details about the Company’s executive compensation program, including information about the compensation of our NEOs for 2010.  In summary, the Board of Directors and its Compensation Committee believes that its executive compensation program aligns with the long-term interests of our stockholders and the achievement of key operating objectives.  The Company’s executive management team has successfully managed the organization through the recent economic downturn and for 2010 achieved meaningful business results which included:

•	Net earnings of $72.9 million, a 60% increase from 2009;
•	Diluted earnings per Class A common share of $20.61, a 60% increase from 2009;
•	Book value per share of $335.83 at December 31, 2010, a 9% increase over the prior year-end; and
•	Total assets of $8.8 billion at December 31, 2010, a 17% increase over the prior year-end.

The Company believes that its executive compensation programs are structured to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with stockholder value rather than simply rewarding shorter-term performance and payout periods.  This structure emphasizes:

•	Pay for performance,
•	Alignment of executive interests with stockholders,
•	Providing compensation opportunities appropriate for the size of the Company when compared to peer companies,
•	Minimizing excessive or inappropriate risk, and
•	Independent oversight over compensation principles and objectives that govern compensation decisions.

This proposal requests stockholders to indicate their support for the 2010 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which includes the “Compensation Discussion and Analysis”, the compensation tables, and the narrative disclosures that accompany the compensation tables in this proxy statement).  This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, and practices described in this proxy statement. As an advisory vote, the outcome of the vote on this proposal is not binding on the Company.  However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by stockholders in the voting results on this proposal and will consider them when making future compensation decisions for our NEOs.

Accordingly, the Company is asking stockholders to vote on the following advisory resolution at the 2011 Annual Meeting:

RESOLVED, that the stockholders of National Western Life Insurance Company approve, on an advisory basis, the compensation of the named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative in this proxy statement for the Company’s 2011 Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR the approval of the advisory resolution on compensation of named executive officers.  All proxies executed and returned will be voted “FOR” the advisory resolution unless the proxy specifies otherwise.

PROPOSAL 5: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTING ON EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act also requires all public companies, beginning with their stockholder meetings on or after January 21, 2011, to permit a separate non-binding, advisory stockholder vote with respect to the frequency of the vote on the Say on Pay proposal thereafter.  Companies must give stockholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years, or every three years (commonly known as the “Frequency Vote on Say on Pay”).  Stockholders may also abstain from making a choice, pursuant to rules recently issued by the SEC.  After such initial votes are held, the Dodd-Frank Act requires all public companies to submit to their stockholders no less often than every six years thereafter the Frequency Vote on Say on Pay.

Frequency Vote on Say on Pay

As discussed above, the Board of Directors believes that current executive compensation programs link executive compensation to the Company’s financial performance and align the interests of our executive officers with those of stockholders.  The Board considers giving stockholders the right to cast an advisory vote on their approval of the compensation arrangements of our NEOs a good corporate governance practice.  The Board further believes it is in the best interests of our stockholders to provide the Company with periodic input on our executive compensation philosophy, policies, and practices as disclosed in the proxy statement every year.

Although after careful consideration the Board of Directors recommends that the Say on Pay proposal be voted on every three years given our consistent practices in this area and the alignment of our executive compensation programs with those of shareholders, our stockholders will be able to specify one of four choices for the Frequency Vote on Say on Pay proposal as follows: (i) every year, (ii) every two years, (iii) every three years or (iv) abstain.  Shareholders are not voting to approve or disapprove of the Board’s recommendation of a vote every three years on the Say on Pay proposal.  Because this vote is advisory and will not be binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option most frequently specified by our stockholders.

The Board of Directors recommends that you vote FOR the Company to hold future advisory votes to approve the compensation of our NEOs EVERY THREE YEARS.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors.  The Audit Committee of the Board is responsible for the appointment and compensation of the independent auditors for the Company, reviewing the activities and independence of the independent auditors, including the plan and scope of the audit and audit fees, monitoring the adequacy of the reporting and internal controls, oversight of any internal audit function, meeting periodically with management and the independent auditors, and resolving any disagreements between management and the independent auditors.  Under the NASDAQ Listing Rules and federal securities laws, all of the members of the Audit Committee are independent.

KPMG LLP, Dallas, Texas, was the Company’s independent registered public accounting firm with respect to the Company’s consolidated financial statements for the year ended December 31, 2010.  Audit services performed by KPMG consist of the audit of the statutory and consolidated GAAP basis financial statements of the Company and its subsidiaries for such year, preparation of various reports based thereon, and services related to the filings with the Securities and Exchange Commission.  In addition, KPMG audits the design and operating effectiveness of the Company’s internal controls over financial reporting.  The Audit Committee has received periodic reports as to the Company’s own testing and evaluation of its internal controls, as well as that of KPMG.

The Disclosure Committee is a committee of senior officers of the Company that reports directly to the Audit Committee.  It is responsible for evaluating disclosure controls and procedures and for gathering, analyzing, and disclosing information as required to be disclosed under the securities laws.  It assists the CEO and CFO with their responsibilities of making the required certifications under the securities laws regarding the Company’s disclosure controls and procedures.  It ensures that material financial information is properly communicated up the Company’s hierarchy to the appropriate person(s) and that all disclosures are made in a timely fashion.  The Disclosure Committee meets on a monthly basis.

In discharging its oversight responsibility to the audit process, the Audit Committee discussed with the auditors the matters required by Statement on Auditing Standards No. 61, as amended, and obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors and satisfied itself as to the auditors’ independence.

The Committee reviewed the audited consolidated financial statements of National Western Life Insurance Company as of and for the year ended December 31, 2010, with management and the independent auditors.  Management has the responsibility for the preparation of National Western’s consolidated financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on these reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that National Western’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ending December 31, 2010, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Louis E. Pauls, Jr., Chairman
E. J. Pederson
Stephen E. Glasgow

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that National Western specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the 2010 Annual Report to Shareholders of National Western Life Insurance Company for the year ended December 31, 2010 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report to Shareholders is not incorporated by reference into this Proxy Statement and is not considered proxy solicitation material.

The Form 10-K for the year ended December 31, 2010, as filed with the SEC, including any financial statements but without exhibits, is available at www.nationalwesternlife.com or may be viewed at the United States Securities and Exchange Commission (“SEC”) Public Reference Room in Washington, D.C. or at the SEC’s Internet site at www.sec.gov; and may also be obtained without charge by written request to the Secretary, National Western Life Insurance Company, 850 East Anderson Lane, Austin, Texas 78752-1602.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at our next annual meeting of stockholders.  In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for next year’s annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of National Western at 850 East Anderson Lane, Austin, Texas 78752-1602 not later than January 5, 2012, the date that is at least 120 days prior to May 6, 2012, the anniversary date of this Proxy Statement.  Such proposals must meet all of the requirements of applicable Colorado law and the rules and regulations promulgated by the SEC (including the requirements of Rule 14a-8) to be eligible for inclusion in our 2012 proxy materials.  While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement and form of proxy stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Stockholders may contact the Secretary at our principal executive office in Austin, Texas for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NASDAQ Global Market.  The Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4, and 5 and any amendments thereto that they file.  Based solely on our review of the copies of such forms that we have received and, where applicable, any written representations by any of them that no Form 5 was required, we believe that with respect to the year ended December 31, 2010, all the Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER BUSINESS

Management does not intend to present and does not have any reason to believe that others will present at the Annual Meeting any item of business other than those set forth herein.  However, if other matters are properly presented for a vote, the proxies will be voted upon such matters at the discretion and in accordance with the judgment of the person acting under the proxy.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors

/S/ James P. Payne
James P. Payne
Senior Vice President and Secretary

Austin, Texas
May 6, 2011

National Western Life Insurance Company

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a National Western Life stockholder, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Daylight Saving Time, on June 16, 2011.

Vote Your Proxy on the Internet:

Go to www.cstproxyvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone:
Call 1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this **X**

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS, PROPOSALS 2, 3 AND 4 AND "3 YEARS" FOR PROPOSAL 5.

1. ELECTION OF CLASS A DIRECTORS: **(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)** — FOR ☐ WITHHOLD AUTHORITY ☐
   01. Robert L. Moody
   02. Stephen E. Glasgow
   03. E. J. Pederson
2. Proposal to approve the Amended and Restated 2008 Incentive Plan. — FOR ☐ AGAINST ☐ ABSTAIN ☐
3. Proposal to ratify the appointment of KPMG LLP as the Company's independent accounting firm. — FOR ☐ AGAINST ☐ ABSTAIN ☐
4. Proposal to approve, on an advisory basis, the compensation of the named executive officers. — FOR ☐ AGAINST ☐ ABSTAIN ☐
5. Proposal to approve, on an advisory basis, the frequency of future advisory votes to approve executive compensation. — 3 YEARS ☐ 2 YEARS ☐ 1 YEAR ☐ ABSTAIN ☐
6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ________________ **Signature** ________________ **Date** ________ **, 2011.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NATIONAL WESTERN LIFE INSURANCE COMPANY

The undersigned appoints ROSS R. MOODY and JAMES P. PAYNE, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A common stock of National Western Life Insurance Company held of record by the undersigned at the close of business on April 20, 2011, at the 2011 Annual Meeting of Stockholders of National Western Life Insurance Company to be held at the offices of the Company, 850 East Anderson Lane, Austin, Texas, at 8:30 a.m., local time, on Friday, June 17, 2011, or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

EXHIBIT A
NATIONAL WESTERN LIFE INSURANCE COMPANY
2008 INCENTIVE PLAN

As Amended and Restated Effective June 17, 2011

1. Purpose

The purposes of the National Western Life Insurance Company 2008 Incentive Plan are to promote the interests of the Company and its Subsidiaries and Shareholders by enabling the Company to attract, motivate and retain Employees and Directors by offering them performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the Shareholders and promote the Company's long-term growth and success.  To achieve these purposes, eligible Participants may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Dividend Equivalent Rights and any other Awards, or any combination thereof, subject to the terms of the Plan set forth below.

2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below unless the content otherwise requires:

2.1 "Award" shall mean the grant of a stock option, a Stock Appreciation Right, Restricted Stock, a Performance Award, a Dividend Equivalent Right, or any other award under the Plan.

2.2 "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.3 "Change in Control" shall mean, after the effective date of the Plan, the occurrence of any one or more of the events described below:

(a) Any "person," as such term is used in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

(b) During any period of two (2)-consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved;

(c) The Shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a Reorganization in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

(d) The Shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any applicable Treasury regulations promulgated thereunder.

2.5 "Committee" shall mean the Compensation and Stock Option Committee of the Company, if such a separate committee is appointed by the Board, or, in the absence of such a separate committee, it shall mean the Board.  If a separate committee is appointed, then to the extent required by Rule 16b-3 promulgated under the Exchange Act and any successor thereunder promulgated during the duration of the Plan, the Committee members who approve Awards which would otherwise not qualify for an exemption from Rule 16b-3 shall consist of two or more "non-employee directors" as defined by Rule 16b-3.  To the extent that Awards are intended to satisfy, and if so intended, to the extent required to satisfy, the "qualified performance-based compensation" exemption under section 162(m) of the Code, the Committee members who approve Awards shall consist of two or more "outside directors" as defined by such section of the Code.  To the extent required to satisfy any applicable requirements of Nasdaq, the Committee members who approve Awards shall meets the independence requirements of Nasdaq.

2.6 "Common Stock" shall mean the Class A Common Stock, $1.00 par value per share, of the Company.

2.7 “Company” shall mean National Western Life Insurance Company or any successor thereto.

2.8 "Designated Beneficiary" shall mean the beneficiary designated by a Participant, in a manner determined by the Committee, to exercise rights of the Participant under an Award in the event of the Participant's death.  In the absence of an effective designation by a Participant the Designated Beneficiary shall be the Participant's estate.

2.9 “Director” means a member of the Board as of the effective date of the Plan under Section 16.7 or as of any date thereafter.

2

2.10 "Disability" shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

2.11 "Dividend Equivalent Right" shall mean the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in an Award granting Dividend Equivalent Rights if the Shares subject to such Award were held by the person to whom the Award is made.

2.12 “Employee” shall mean shall mean any person, including an officer, who is a common law employee of and receives remuneration for personal services to the Company or any Subsidiary.  A person shall not be considered an “Employee” unless the person is included on the official human resources database as an employee of and is paid through the payroll system of the Company or any Subsidiary.

2.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.14 "Fair Market Value" shall mean with respect to the Shares, as of any date, (i) the closing price of the Common Stock as reported by Nasdaq (or, if not reported on such quotation system or exchange, on the composite tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on such exchange or quotation system); or (ii) if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Common Stock, the fair market value of the Common Stock as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Common Stock were publicly owned stock, but without any discount with respect to minority ownership.

2.15 "Incentive Stock Option" shall mean any stock option awarded under the Plan which qualifies as an "incentive stock option" under Code section 422.

2.16 “Nasdaq” shall mean The Nasdaq Stock Market, Inc. or its successor on which the Shares are listed or quoted.  If The Nasdaq Stock Market, Inc. (or its successor) shall cease to be the principal exchange or quotation system upon which the Shares are listed or quoted, then such term shall refer to the exchange or quotation system, if any, on which the Company elects to list or quote the Shares and that the Committee designates as the Company's principal exchange or quotation system.

2.17 "Non-Tandem Stock Appreciation Right" shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

3

2.18 "Nonqualified Stock Option" shall mean any stock option awarded under the Plan that does not qualify as an Incentive Stock Option.

2.19 "Optionee" shall mean any Participant who has been granted a stock option under the Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

2.20 "Participant" shall mean an individual who is eligible to receive an Award in accordance with Section 5.

2.21 "Performance Award" shall mean any Award hereunder of Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock), or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

2.22 "Plan" shall mean the National Western Life Insurance Company 2008 Incentive Plan, as set forth herein and as may be amended from time to time.

2.23 "Reorganization" shall mean a reorganization or recapitalization of the Company or a similar transaction with respect to the Company.

2.24 "Restricted Stock" shall mean any Award of Shares under the Plan that is subject to restrictions or risk of forfeiture.

2.25 "Shareholders" shall mean the holders of Shares and/or, to the extent the context requires, other equity securities of the Company.

2.26 "Shares" shall mean shares of the Company's Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such shares.

2.27 "Stock Appreciation Right" shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the specified exercise price for the right.

2.28 "Subsidiary" shall mean any subsidiary of the Company, and any business venture designated by the Committee in which the Company has a significant interest at the relevant time, as determined in the discretion of the Committee, provided that for all purposes hereunder relating to Incentive Stock Options, "Subsidiary" shall mean a “subsidiary corporation” of the Company at the relevant time, as defined in Code section 424(f).

2.29 "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted in connection with an Award which is a stock option.

4

3. Administration of the Plan

3.1 Committee.  The Plan shall be administered and interpreted by the Committee in its discretion.

3.2 Awards.  Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to and has the complete power and discretion to:

(a) determine the persons to whom Awards are to be granted;

(b) determine the types and combinations of Awards to be granted; the number of Shares to be covered by the Award; the pricing of the Award; the time or times when the Award shall be granted and may be exercised; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award; any restrictions on Shares acquired pursuant to the exercise of an Award; and any other terms and conditions of an Award, including, without limitation, provisions requiring the forfeiture of Awards and/or gains from Awards if a Participant is terminated for cause or if a Participant or former Participant violates any applicable affirmative or negative covenants regarding confidentiality, non-solicitation, or non-competition;

(c) conclusively interpret the provisions of the Plan and any agreement, instrument, or other document relating to the Plan;

(d) prescribe, amend and rescind the rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

(e) determine whether, to what extent and under what circumstances to provide loans and/or bonuses from the Company to Participants in connection with the exercise of Awards, and the terms and conditions of such bonuses and/or loans, provided that loans shall not be provided to a Participant to the extent prohibited by applicable law;

(f) rely upon Employees, consultants, and agents of the Company for such clerical and record keeping duties as may be necessary in connection with the administration of the Plan; and

(g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.3 Procedures.  All determinations of the Committee shall be made by a majority of its members.  All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.  No Committee member shall act as a member of the Committee with respect to any dispute or matter specifically involving the Committee member.  If the Committee is unable to act (because a majority of its members are disqualified from acting or abstain from acting) with respect to a matter, the Board shall assume the authority and responsibility of the Committee with respect to such matter.

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3.4 Delegation by the Committee.  The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified ministerial functions under the Plan (any such delegation shall not include the Committee’s authority and responsibility to grant Awards and interpret the Plan under Sections 3.2(a)-(d)).  Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

3.5 Award Agreements.  Each Award granted under the Plan shall be evidenced by a written Award agreement.  Each such agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment.  A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant.  Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into an agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time.  The provisions of any such agreement may also be included in, or incorporated by reference in, the written Award agreement.

3.6 Indemnification.  No Employee, Director, or member of the Committee shall be liable for any action taken or omitted to be taken by such member, by any other Employee, Director or member of the Committee in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.  Employees, Directors and members of the Committee shall be indemnified in connection with their administration of the Plan to the fullest extent provided by applicable law and by the Bylaws of the Company.

4. Shares Subject to Plan

4.1 Limitations.  The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

(a) The maximum number of Shares that may be issued with respect to Awards under the Plan shall not exceed 300,000, subject to adjustment as provided in Section 13.  All of the Shares available for issuance under the Plan may, but are not required to be, issued pursuant to Incentive Stock Options.

(b) The maximum number of Shares (or cash equivalent value) with respect to which stock options or Stock Appreciation Rights may be granted hereunder to any one Participant during any single calendar year may not exceed 25,000 Shares, subject to adjustment as provided in Section 13.

(c) Subject to Section 4.2, the number of Shares available for issuance under the Plan shall be reduced by the full number of Shares covered by Awards granted under the Plan.

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4.2 Changes.

(a) To the extent that any Award under the Plan shall be forfeited, shall expire unexercised or shall be canceled, in whole or in part, then the number of Shares covered by the Award to the extent forfeited, expired or canceled may again be awarded pursuant to the provisions of the Plan without again counting against the limitation specified in Section 4.1(a).  Notwithstanding the foregoing, to the extent required for Awards intended to constitute "qualified performance-based compensation" under Code section 162(m) to satisfy such requirements of Code section 162(m), Shares subject to a stock option or Stock Appreciation Right that is cancelled shall not again be available under the Plan for purposes of Section 4.1(b) and such other purposes, if any, as are required to satisfy such requirements under Code section 162(m).

(b) In the event that Shares are delivered to or retained by the Company in full or partial payment of the exercise or purchase price of an Award, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of Shares issued.

(c) If the tax withholding obligation under an Award is satisfied by the Company retaining Shares or by the Participant tendering Shares from an Award (either by actual delivery or attestation), the number of Shares so retained or tendered shall be deemed issued for purposes of the limitation specified in Section 4.1(a).

(d) Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall, until the form of consideration to be paid is finally determined, be counted against the maximum number of Shares that may be issued under the Plan.  If the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation, such Shares may again be made the subject of an Award under the Plan.  Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.  Notwithstanding the foregoing, to the extent a stock option or Stock Appreciation Right is intended to constitute “qualified performance-based compensation” under Code section 162(m) and to the extent such Award may be satisfied either by the issuance of Shares or by cash or other consideration, the Award shall be counted against the maximum number of Shares that may be issued under the Plan, regardless of whether the Award (including Stock Appreciation Rights) is ultimately settled in cash or by delivery of Shares.

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5. Eligibility

An individual shall be eligible to participate in the Plan and receive Awards hereunder if the individual is an Employee or Director; provided that Incentive Stock Options may only be awarded to individuals who are Employees.  In making any determination as to persons to whom Awards shall be granted, the type of Award, and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the Participant; his or her importance to the Company and its Subsidiaries; the duties of such person; his or her past, present and potential contributions to the growth and success of the Company and its Subsidiaries; and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

6. Stock Options

6.1 Grants.  The Committee may grant stock options alone or in addition to other Awards granted under the Plan to any Participant.  Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee.  The Committee shall specify whether such option is an Incentive Stock Option or Nonqualified Stock Option and any other terms and conditions relating to such Award, including whether the option is exercisable for Restricted Stock rather than unrestricted Shares.  Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option.  Failure to accept within the period so fixed by the Committee may be treated as a rejection.  Each person who accepts an option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the option (including the extent to which the option is an Incentive Stock Option or Nonqualified Stock Option), consistent with the provisions of the Plan.

(a) To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not qualify shall automatically constitute a separate Nonqualified Stock Option without any further action and notwithstanding the original designation of the option as an Incentive Stock Option.  Nothing in this Plan shall be interpreted as a representation, guarantee, or other understanding on the part of the Company that any particular option will be determined to be an Incentive Stock Option under Code section 422.  At any time and from time to time, the Optionee and the Company may agree to modify an option agreement so that an Incentive Stock Option may be converted to a Nonqualified Stock Option.

(b) The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ or active service of the Company for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised.

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6.2 Option Price.  The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price shall not be less than the greater of (a) the par value of such Shares and (b) one hundred percent (100%) of the Fair Market Value of such Shares on the date of grant of the stock option.  Subject to the provisions of Section 13, the exercise price of a stock option issued in accordance with this Plan shall not be adjusted or amended following the issuance of such stock option.

6.3 Incentive Stock Options Limitations.

(a) To the extent required to comply with Code section 422, in no event shall any person be granted Incentive Stock Options to the extent that the Shares covered by such options (and any Incentive Stock Options granted under any other plans of the Company and its Subsidiaries) that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000.  For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted.  It is intended that the limitation on Incentive Stock Options provided in this subsection be the maximum limitation on options which may be considered Incentive Stock Options under the Code, and this subsection shall be construed and applied in accordance with Code section 422.

(b) Notwithstanding anything herein to the contrary, in no event shall any Participant owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option hereunder unless (1) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option at the time that the Incentive Stock Option is granted and (2) the term of such Incentive Stock Option shall not exceed five (5) years.

6.4 Option Term.  Subject to Section 6.3(b) hereof, the term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant.  The extent to which a stock option that is granted to a Participant who is an Employee may be exercised by the Participant or the Participant's Designated Beneficiary after the Participant's termination of employment with the Company and all Subsidiaries (including by reason of death or Disability) shall be determined by the Committee and incorporated into the terms of the applicable option agreement.

6.5 Vesting of Stock Options.

(a) Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option.  Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the Award agreement entered into between the Company and each Optionee and only to the extent that the Optionee remains in the continuous employ or service of the Company or a Subsidiary.  The option vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

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(b) In the event of the dissolution or liquidation of the Company, each stock option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule.  At the end of such period, any unexercised option shall terminate and be of no other effect.

(c) In the event of a Reorganization:

(1) If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of Section 6.5(b) shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

(2) If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Committee shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.

(d) The Committee may provide in an option agreement and/or Stock Appreciation Rights agreement that in the event of a Change in Control of the Company, (i) all or a portion of the stock options and/or any Stock Appreciation Rights awarded under such agreement shall become fully vested and immediately exercisable and/or (ii) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control; provided, however, that if in the opinion of counsel to the Company the immediate exercisability of options when taken into consideration with all other "parachute payments" as defined in section 280G of the Code, would result in an "excess parachute payment" as defined in such section as well as an excise tax imposed by section 4999 of the Code, such options and any Stock Appreciation Rights shall become fully vested and immediately exercisable, except as and to the extent the Committee in its sole discretion, shall otherwise determine, which determination by the Committee shall be based solely upon maximizing the after-tax benefits to be received by any such Optionee. If the Committee does not provide for accelerated vesting in an option or Stock Appreciation Rights agreement pursuant to this Section 6.5(d), such option and/or Stock Appreciation Right shall vest, if at all, solely in accordance with the terms of the agreement and the other terms of this Plan.

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6.6 Exercise of Stock Options.

(a) Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee.  Each exercise of a stock option, or any part thereof, shall be evidenced by a written notice to the Company.  The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

(1) in cash (including check, bank draft or money order);

(2) by the delivery of Shares having a Fair Market Value equal to the aggregate purchase price;

(3) by a combination of cash and Shares; or

(4) by other consideration deemed acceptable by the Committee in its sole discretion.

Without limiting the authority of the Committee under Section 3.2(e), the Company in its sole and absolute discretion and at or about the time of exercise of a stock option may pay a bonus to the Optionee or, to the extent permitted by applicable law, make a loan available to the Optionee.

(b) An Optionee shall not have any of the rights of a Shareholder with respect to the Shares covered by a stock option except to the extent that one or more certificates representing such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a Shareholder of record by the Company's transfer agent, upon due exercise of the option.

6.7 Formula Awards for Directors.

(a) The provisions of this Section 6.7 shall supersede Paragraph VII(h) of the National Western Life Insurance Company 1995 Stock and Incentive Plan with respect to individuals who become Directors on or after the effective date of the Plan under Section 16.7.  No options shall be granted to such Directors under such Paragraph of the prior plan after the effective date of the Plan under Section 16.7.

(b) Each Director serving as of the close of the Shareholders’ meeting on the effective date of the Plan under Section 16.7 shall receive a Nonqualified Stock Option to purchase 1,000 Shares.

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(c) An Option awarded pursuant to this Section 6.7 shall (i) have an exercise price equal to 100% of the Fair Market Value of the Shares on the date of grant; (ii) not have Tandem Stock Appreciation Rights granted in connection therewith; (iii) have a maximum term of ten (10) years from the date of grant, subject to early termination if the optionee ceases to be a Director prior to the end of such period; (iv) cease to be exercisable after the date which is three (3) months after the termination of such individual’s service as a Director for any reason other than death and which is four (4) months after the termination of such individual’s service as a Director due to death; (v) vest and become exercisable at the rate of 20% of the total Shares subject to the option on each of the first five (5) anniversaries of the date of grant (subject to accelerated vesting in accordance with Section 6.5); (vi) have such other terms as are specified by the Committee in the option agreement; and (vii) be subject to other applicable provisions of this Section 6.  The number of Shares to be issued under this Section 6.7 shall be adjusted in accordance with Section 13.

7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.  The Committee may grant to any Participant either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights subject to such terms and conditions as the Committee shall impose.  A Stock Appreciation Right shall entitle the holder, within the specified exercise period, to exercise the Stock Appreciation Right and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the specified exercise price, times the number of shares with respect to which the Stock Appreciation Right is exercised.  The Committee may provide in the Award agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, for accelerated vesting and other rights upon the occurrence of events specified in the Award agreement, and/or for exercise periods that do not begin until after a Change in Control or the occurrence of such other event as the Committee may designate.  Each Stock Appreciation Right grant shall be evidenced by an Agreement that shall specify the exercise price, the exercise period, the number of Shares to which the Stock Appreciation Right pertains and such other provisions as the Committee shall determine.

7.2 Exercise Period.  Each Stock Appreciation Right shall expire and cease to be exercisable at such time as the Committee shall determine at the time of grant; provided, however, that no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of its grant date.  If an Award agreement does not specify an expiration date, the Stock Appreciation Right shall expire on the 10th anniversary of its grant date, provided that the Stock Appreciation Right may expire earlier as provided in the Award agreement or in the Plan.  The extent to which a Stock Appreciation Right that is granted to a Participant who is an Employee may be exercised by the Participant or the Participant's Designated Beneficiary after the Participant's termination of employment with the Company and all Subsidiaries (including by reason of Disability) shall be determined by the Committee and incorporated into the terms of the applicable Award agreement.

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7.3 Exercise Price.  The exercise price for each grant of a Stock Appreciation Right shall be determined by the Committee; provided, however, that the exercise price for each Share subject to a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right (or, if greater, 100% of the exercise price of the related stock option in the case of a Tandem Stock Appreciation Right).  Subject to the provisions of Section 13, the exercise price of a Stock Appreciation Right shall not be adjusted or amended following issuance.

7.4 Vesting and Termination.  Stock Appreciation Rights shall be subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to Section 6.5 of the Plan.

7.5 Tandem Stock Appreciation Rights.  A Tandem Stock Appreciation Right shall entitle the holder of the related stock option, within the period specified for the exercise of the stock option, to surrender the unexercised stock option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the stock option exercise price per Share, times the number of Shares subject to the option, or portion thereof, which is surrendered.

(a) Each Tandem Stock Appreciation Right shall be subject to the same terms and conditions as the related stock option, including limitations on transferability and vesting, and shall be exercisable only to the extent such option is exercisable and shall terminate or lapse and cease to be exercisable when the related option terminates or lapses.  A Tandem Stock Appreciation Right may be granted at the time of the grant of the related stock option or, if the related stock option is a Nonqualified Stock Option, at any time thereafter during the term of the stock option.

(b) A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable; (ii) expires upon the termination of the related Incentive Stock Option; (iii) may not exceed 100% of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the Shares subject to the related Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised (and otherwise does not have economic and tax consequences upon exercise that are more favorable than exercise of the option followed by an immediate sale of the related Shares); (iv) may be exercised at, and only at, such times as the Fair Market Value of the Shares subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option; and (v) may be transferred at, and only at, the times and to the extent the related stock option is transferable.  If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the related option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the related option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

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7.6 Payment.  The Committee shall have sole discretion to determine in each Award agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, Shares, or any combination thereof.  In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the exercise price for the Stock Appreciation Right by (b) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

7.7 Exercise of Stock Appreciation Rights.  All Stock Appreciation Rights shall be exercised automatically on the last day prior to the expiration date of the Stock Appreciation Right or, in the case of Tandem Stock Appreciation Rights, any related stock option, so long as the Fair Market Value of a Share on that date exceeds the exercise price per share of the Stock Appreciation Right or any related stock option, as applicable.  A Participant who receives a Stock Appreciation Right shall not have any of the rights of a Shareholder with respect to the Shares covered by the right except, in the case of a Stock Appreciation Right settled in Shares, to the extent that one or more certificates representing such Shares shall have been delivered to the Participant, or the Participant has been determined to be a Shareholder of record by the Company's transfer agent, upon due exercise of the right.

8. Restricted Stock

8.1 Grants.  The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.  The terms and conditions of the Restricted Stock shall be specified by the grant agreement.  The Committee, in its sole discretion, may specify any particular rights which the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment or service). Further, the Committee may award performance-based Restricted Stock by conditioning the grant or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock, upon the attainment of specified performance goals or such other factors as the Committee may determine.  The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company.  Each Award of Restricted Stock may have different restrictions and conditions.  The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock.  Unless otherwise set forth in the Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

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8.2 Awards and Certificates.  Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award.  The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

9. Performance Awards

9.1 Grants.  A Performance Award may consist of either or both, as the Committee may determine, (i) "Performance Shares" or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) "Performance Units," or the right to receive a fixed dollar amount payable in cash, Shares, Restricted Stock or any combination thereof, as the Committee may determine.  The Committee may grant Performance Awards to any Participant for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified at the time of the grant.  The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of employment or service during a performance period and the maximum or minimum settlement values.  Each Performance Award shall have its own terms and conditions, which shall be determined at the discretion of the Committee.  If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

9.2 Terms and Conditions.  Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company's business and for remaining in the employ or active service of the Company for a specified period of time, or the Company's performance or the performance of its Shares measured against the performance of the market, the Company's industry segment or its direct competitors. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof.  If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award.  Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective, all at the Committee's discretion.  The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

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10. Dividend Equivalent Rights

The Committee may grant a Dividend Equivalent Right either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company's Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date.  The terms and conditions of the Dividend Equivalent Right shall be specified by the grant.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights).  Any such reinvestment shall be at the Fair Market Value of the Shares at the time thereof.  Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment for or lapse of restrictions on such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

11. Other Awards

The Committee may grant to any Participant other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares, if the Committee, in its sole discretion, determines that such other form of Award is consistent with the purposes and restrictions of the Plan.  The terms and conditions of such other form of Award shall be specified by the grant including, but not limited to, the price, if any, and the vesting schedule, if any.  Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the Award agreement evidencing the grant.

12. Compliance with Securities and Other Laws

12.1 General Compliance.  In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable Federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange on which the Shares are listed or traded.  As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable Federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

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12.2 Special Rule for Company Blackout Periods.  The Company has established a securities trading policy (the “Trading Policy”) relating to disclosure and trading on inside information as described in the Trading Policy.  Under the Trading Policy, certain Employees and Directors are prohibited from trading stock or other securities of the Company during certain “blackout periods” as described in the Trading Policy.  If, under the terms of the Plan or an Award agreement, the last date on which a stock option or Stock Appreciation Right can be exercised falls within a blackout period imposed by the Trading Policy, the applicable exercise period shall automatically be extended by this Section 12.2 by a number of days equal to the number of United States business days that the applicable blackout period is in effect, but in no event beyond the original maximum term of the stock option or Stock Appreciation Right. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that, to the maximum extent possible, the term of any stock option or Stock Appreciation Right shall not expire during an imposed blackout period.

13. Adjustments upon Changes in Capitalization or Reorganization

The value of an Award in Shares, the number of Shares available for issuance hereunder, the number of Shares issuable to Directors under Section 6.7, and the maximum number of Shares that may be awarded to a Participant during a calendar year shall be adjusted from time to time as follows:

(a) Subject to any required action by Shareholders, the number of Shares covered by each outstanding Award, the exercise price of such Award, the Shares available for issuance as Awards hereunder, the number of Shares issuable to Directors under Section 6.7, and the maximum number of Shares that may be awarded to a Participant during a calendar year, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares affected without receipt of consideration by the Company.

(b) Subject to any required action by Shareholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation (or if the Company is not the surviving corporation in such a transaction, but the transaction does not constitute a Change in Control), each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares or value relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement, and, in appropriate cases, corresponding proportionate adjustments shall be made to the number of Shares available for issuance hereunder, the number of Shares issuable to Directors under Section 6.7, and the maximum number of Shares that may be awarded to a Participant during a calendar year.

(c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

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To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall occur automatically without any other required action by the Board, the Committee, or any other person; provided that the Board shall have the authority to make or confirm such adjustments, and its determination in that regard shall be final, binding and conclusive.

Except as hereinbefore expressly provided in the Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, Reorganization, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

14. Amendment or Termination of the Plan

14.1 Amendment of the Plan.  Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that

(a) no Award at any time outstanding under the Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder;

(b) to the extent required by section 422 of the Code to qualify stock options granted hereunder as Incentive Stock Options, any amendment which (i) increases the maximum number of Shares that may be issued through Incentive Stock Options (other than an increase merely reflecting a change in the number of outstanding Shares, such as a stock dividend or stock split), (ii) modifies the individuals or classes of individuals eligible to receive Awards, (iii) changes the corporation with respect to which “Shares” are defined, or (iv) modifies the definition of “Company” to refer to another entity (other than a successor to National Western Life Insurance Company) must be approved by the Shareholders within the twenty-four (24)-month period beginning twelve (12) months before the date the amendment is adopted; and

(c) to the extent the Company is subject to the listing requirements of Nasdaq, as they may be amended from time to time, any amendment which constitutes a material revision of the Plan must be approved by the Shareholders in accordance with and to the extent required by such listing requirements.

14.2 Termination of the Plan; Maximum Plan Term.

(a) The Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective.

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(b) The maximum term of the Plan shall be ten years from the initial effective date specified in Section 16.7, and no Award may be granted on or after such tenth anniversary.  However, if the Plan is amended or restated and the Plan as so amended or restated is approved by the Shareholders, the Plan shall be deemed to be a new Plan, and the date on which the amendment or restatement is adopted by the Board (or the date of approval by the Shareholders, if earlier) shall be substituted for the initial effective date in the immediately preceding sentence of this subsection (b).

(c) The termination of the Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated in accordance with the terms of such Award.

15. Amendments and Adjustments to Awards

The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation to change the date or dates as of which (a) an option becomes exercisable or (b) a performance-based Award is deemed earned; provided, however, that the Committee shall not amend or modify any Award in a manner that is contrary to Section 17.  The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 13 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding Section 14.1(a) or any provision of the Plan or any agreement regarding an Award to the contrary, the Committee may cause any Award granted (including an “underwater” Award with an exercise or purchase price less than the Fair Market Value of any related Shares as of the effective date of Committee action) to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award in an amount equal to the value of such canceled Award.  The determinations of value under this Section 15 shall be made by the Committee in its sole discretion.

16. General Provisions

16.1 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

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16.2 No Right to Employment.  Nothing in the Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any recipient of an Award any right to remain in the employ or service of the Company or any Subsidiary.  Further, the Company and its Subsidiaries may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.  No Participant, Employee, Optionee, or other person shall have any claim to be granted any Award, and there is no obligation for uniform treatment of Employees, Participants or holders or beneficiaries of Awards.

16.3 Governing Law.  Except to the extent that Federal law is controlling, the validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.

16.4 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

16.5 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

16.6 Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

16.7 Effective Date and Shareholder Approval.  The Plan was originally effective as of June 20, 2008.  The Plan, as amended and restated herein, shall be effective as of June 17, 2011 after its approval by the Board effective as of such date and its approval by the Shareholders at the Annual Meeting of Shareholders to be held on such date.  For purpose of this Plan, including this Section and Sections 14.1 and 14.2, Shareholder approval shall be considered obtained if such approval complies with (a) all applicable provisions of the articles of incorporation and bylaws of the Company and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options (and if applicable state law does not prescribe such method and degree of stockholder approval, such approval must otherwise be obtained in accordance with Code section 422) and (b) any applicable listing requirements of Nasdaq to the extent the Company is subject to such requirements.

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16.8 Non-Transferability of Awards.  Awards shall be nontransferable other than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the holder, only by the holder (or the holder's duly appointed guardian or personal representative); provided, however, that Awards other than Incentive Stock Options may be transferred (i) by the holder to a family member, trust, charity, or similar organization for estate planning purposes and (ii) with the approval of the Committee, as directed under a qualified domestic relations order.

16.9 Tax Withholding.  The Company shall have the right to withhold or require separate payment of all Federal, state, local or other taxes or payments required by law to be withheld or paid with respect to any Award or payment made under the Plan.  Such amounts shall be withheld or paid prior to the delivery of any certificate representing Shares or any other Award subject to such withholding.  Such a payment may be made by the delivery of cash (or other consideration acceptable to the Company) to the Company in an amount that equals or exceeds the required withholding obligation of the Company.  In the event of a transfer of an Award, the Participant who assigns the Award shall remain subject to withholding taxes or similar obligations upon exercise of the Award by the transferee to the extent required by the Code or other applicable laws.  All determinations of withholding liability under this Section shall be made by the Company in its sole discretion and shall be binding upon the Participant.

16.10 Unfunded Plan.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.  The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person.  To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

16.11 Writing Requirement.  A requirement hereunder that an agreement, notice, or other instrument be written will be considered satisfied if the instrument is provided in electronic form that is approved by the Committee and that may be retained and reproduced in paper form.

17. Code Section 162(m) Limitations

17.1 Applicability.  The provisions of this Section 17 apply to stock options, Stock Appreciation Rights, and Restricted Stock (and similar Awards for which compensation is recognized under Code section 83 upon vesting) granted, and to other compensation paid, on or after the restatement effective date specified in Section 16.7.  In the event of any inconsistencies between this Section 17 and the other Plan provisions, the provisions of this Section 17 shall control.

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17.2Establishment of Performance Goals.  Awards, other than stock options and Stock Appreciation Rights, that are intended by the Committee to constitute “qualified performance-based compensation” under Code section 162(m) shall be based on the attainment of specified performance goals. No later than the earlier of (i) ninety (90) days after the commencement of the applicable fiscal year or such other award period as may be established by the Committee ("Award Period") and (ii) the completion of twenty-five percent (25%) of such Award Period, the Committee shall establish, in writing, the performance goals applicable to each such Award.  At the time the performance goals are established by the Committee, their outcome must be substantially uncertain.  In addition, the performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if the goal is obtained.  Such formula or standard shall be sufficiently objective so that a third party with knowledge of the relevant performance results could calculate the amount to be paid to the subject Participant.  The material terms of the performance goals for Participants and the compensation payable thereunder shall be submitted to the Shareholders for their review and approval if and to the extent required for such compensation to be deductible pursuant to Code section 162(m).  Shareholder approval, if necessary, shall be obtained for such performance goals prior to any Award being paid to such Participant.  If Shareholder approval is required and the Shareholders do not approve such performance goals, no amount shall be paid to such Participant for such applicable Award Period under the Plan.  The disclosure of the "material terms" of a performance goal and the compensation payable thereunder shall be determined under the guidelines set forth under Code section 162(m) of the Code.

17.3 Components of Awards.  Each Award to a Participant, other than stock options and Stock Appreciation Rights, shall be based on performance goals which are sufficiently objective so that a third party having knowledge of the relevant facts could determine whether the goal was met.

(a) Except as provided in Section 17.8 herein, performance measures which may serve as determinants of Awards shall be limited to the following measures (which may relate to the Company and/or one or more business units, divisions or Subsidiaries and which may be adjusted in accordance with Section 17.6(b)):

(1) sales (net placed annualized target premium for life business and total placed premium for annuity business);

(2) net sales;

(3) expense management (ratio of actual Company expenses (excluding bonuses and, for Participants who are domestic marketing officers, excluding agent health claims, agent reserve balance changes, and sales conference expenses and, for Participants who are international marketing officers, excluding sales conference expenses) to a sales unit of production);

(4) GAAP profitability (the Company’s GAAP operating earnings (net of federal income taxes and excluding realized gains and losses on investments) for the Performance Period as a percentage of the Company’s beginning GAAP stockholders’ equity for such period);

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(5) persistency (for a designated period, the ratio of actual persistency to expected (pricing) persistency);

(6) earnings;

(7) earnings per share;

(8) pre-tax earnings;

(9) net earnings;

(10) operating income;

(11) operating income before taxes;

(12) EBIT (earnings before interest and taxes);

(13) EBITDA (earnings before interest, taxes, depreciation and amortization);

(14) gross margin;

(15) revenues;

(16) revenue growth;

(17) market value added;

(18) economic value added;

(19) return on equity;

(20) return on investments;

(21) return on assets;

(22) return on net assets;

(23) return on capital;

(24) return on invested capital;

(25) total stockholder return;

(26) profit;

(27) economic profit;

(28) operating profit;

(29) capitalized economic profit;

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(30) net operating profit after tax;

(31) net profit before taxes;

(32) pre-tax profit;

(33) cash flow measures;

(34) cash flow return;

(35) comparable division or product sales;

(36) stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee);

(37) market share and/or market penetration;

(38) expenses;

(39) cost per policy;

(40) strategic milestones; and/or

(41) goals related to acquisitions or divestitures.

(b) Within ninety (90) days following the end of each Award Period, the Committee shall certify in writing that the performance goals, and any other material terms were satisfied.  Thereafter, Awards shall be made for each Participant as determined by the Committee.  The Awards may not vary from the pre-established amount based on the level of achievement.

(c) The performance goals established by the Committee for any Award Period may be expressed in terms of attaining a specified level of the performance measures or the attainment of a percentage increase or decrease in the particular performance measure, and may involve comparisons with respect to historical results of the Company and its Subsidiaries and/or operating groups or segments thereof, all as the Committee deems appropriate.  The performance goals established by the Committee for any Award Period may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof, all as determined by the Committee for such Award Period.

17.4 No Mid-Year Change in Awards.  Except as provided in Sections 17.8 and 17.9 herein, each Award, other than stock options and Stock Appreciation Rights, shall be based exclusively on the performance goals and measures established by the Committee pursuant to Sections 17.2 and 17.3.

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17.5 No Partial Award Period Participation.  A Participant who becomes eligible to participate in the Plan after performance goals have been established in an Award Period pursuant to Sections 17.2 and 17.3 may not participate in the Plan prior to the next succeeding Award Period, except with respect to Awards which are stock options or Stock Appreciation Rights.

17.6 Performance Goals.

(a) Except as provided in Section 17.8 and in subsection (b) below, performance goals shall not be changed following their establishment, and Participants shall not receive any payout, except with respect to Awards which are stock options or Stock Appreciation Rights, when the minimum performance goals are not met or exceeded.

(b) The Committee shall have the authority to adjust performance goals during an Award Period for such reasons as it deems equitable to the extent permitted while still satisfying the requirements for qualified performance-based compensation under Code Section 162(m).  Specifically, to the extent permitted under Code Section 162(m) and to the extent applicable, the Committee shall make the following adjustments in determining the attainment of performance goals for an Award Period: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of an Award Period following such divestiture; (iii) to exclude restructuring and/or other nonrecurring charges; (iv) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (v) to exclude the cumulative effects of changes to generally accepted accounting principles (or standards) required by the Financial Accounting Standards Board; (vi) to exclude the effects to any statutory adjustments to corporate tax rates; (vii) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles and as such items are specifically identified on the Company’s audited financial statements; (viii) to exclude the effect of any change in the outstanding shares of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; and (ix) to exclude any other unusual, non-recurring gains or losses as determined under generally accepted accounting principles and as such items are specifically identified on the Company’s audited financial statements.

17.7 Individual Performance and Discretionary Adjustments.  Except as provided in Section 17.8 herein, subjective evaluations of individual performance of the Participants shall not be reflected in their Awards, other than Awards which are stock options or Stock Appreciation Rights.  The payment of such Awards shall be entirely dependent upon the attainment of the pre-established performance goals.

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17.8 Amendments.  No amendment of the Plan with respect to any Participant may be made which would (i) increase the maximum amount that can be paid to any one Optionee under the Plan, (ii) change the specified performance goal for payment of Awards, or (iii) modify the requirements as to eligibility for participation in the Plan, unless the Shareholders have first approved such amendment in a manner which would permit the deduction under Code section 162(m) of such payment in the fiscal year it is paid.  The Committee shall amend this Section 17 and such other provisions as it deems appropriate, to cause amounts payable to Participants to satisfy the requirements of Code section 162(m).

17.9 Stock Options and Stock Appreciation Rights; Maximum Amount of Compensation.

(a) Notwithstanding any provision of this Plan (including the provisions of this Section 17) to the contrary, the amount of compensation which a Participant may receive with respect to stock options and Stock Appreciation Rights which are granted hereunder shall be based solely on an increase in the value of the applicable Shares after the date of grant of such Award.  Thus, no stock option may be granted hereunder to a Participant with an exercise price less than the Fair Market Value of Shares on the date of grant.

(b) The maximum amount of compensation payable as an Award (other than an Award which is a stock option or Stock Appreciation Right) to any Participant during any calendar year may not exceed $1,000,000.

(c) Section 4.1(b) sets forth the maximum number of Shares (or cash equivalent value), subject to adjustment as provided in Section 13, with respect to which stock options or Stock Appreciation Rights may be granted to any Participant during any calendar year.

18. Compliance with Code Section 409A

18.1 Purpose and Interpretation.  With respect to Participants subject to United States federal income tax, the Plan is intended to comply with applicable requirements to avoid a plan failure under Code section 409A and shall be construed and applied accordingly by the Committee.

18.2 Service Recipient Stock.  No stock option or Stock Appreciation Right shall be granted under the Plan to the extent the Shares that may be issued to the Participant with respect to the Award do not constitute “service recipient stock” (as such term is defined under Code section 409A) of the Company as of the date of grant.

18.3 Compliance Amendments.  To the extent any provision of the Plan or any omission from the Plan would (absent this Section 18.3) cause amounts to be includable in income under Code section 409A(a)(1), the Plan shall be deemed amended to the extent necessary to comply with the requirements of Code section 409A; provided, however, that this Section 18.3 shall not apply and shall not be construed to amend any provision of the Plan to the extent this Section 18.3 or any amendment required thereby would itself cause any amounts to be includable in income under Code section 409A(a)(1).

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18.4 Delay in Payment.  Notwithstanding anything to the contrary in the Plan, (a) if upon the date of a Participant’s “separation from service” (as defined for purposes of Code sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i)) with the Company and its controlled subsidiaries and affiliates the Participant is a “specified employee” within the meaning of Code section 409A (determined by applying the default rules applicable under such Code section except to the extent such rules are modified by a written resolution that is adopted by the Committee and that applies for purposes of all deferred compensation plans of the Company and its affiliates), and the deferral of any amounts otherwise payable under Plan as a result of Participant’s separation from service is necessary to prevent any accelerated or additional tax to the Participant under Code section 409A, then the Company shall defer the payment of any such amounts hereunder until the date that is six months following the date of the Participant’s separation from service, at which time any such delayed amounts shall be paid or provided to the Participant and (b) if any other payments of money or other Awards or benefits due to a Participant hereunder could cause the application of an accelerated or additional tax under Code section 409A, such payments or other benefits shall be deferred and paid on the first day that would not result in the Participant incurring any tax liability under Code section 409A if such deferral would make such payment or other benefits compliant under section 409A of the Code.

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